UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

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APPLIED INDUSTRIAL TECHNOLOGIES, INC.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, OCTOBER 27, 2020

9:00 A.M. EASTERN TIME

HEADQUARTERS OF APPLIED INDUSTRIAL TECHNOLOGIES, INC.

1 Applied Plaza

East 36th Street and Euclid Avenue

Cleveland, Ohio, 44115

(216) 426-4000

www.applied.com

HOW TO VOTE

Your vote is important! Whether or not you expect to attend the meeting, please promptly vote via the Internet, by phone, or by executing and returning the enclosed proxy card in the postage-paid envelope provided. Voting early will help avoid additional solicitation costs.

TO THE SHAREHOLDERS OF APPLIED INDUSTRIAL TECHNOLOGIES, INC.:

We are pleased to invite you to our 2020 annual meeting of shareholders. The meeting will be at our headquarters, 1 Applied Plaza, East 36th Street and Euclid Avenue, Cleveland, Ohio, 44115, on Tuesday, October 27, 2020, at 9:00 a.m. Eastern Time. The meeting will be held for the following purposes:

1.  To elect three directors.

2.  To approve, through a nonbinding advisory vote, the compensation of Applied’s named executive officers as disclosed in the attached proxy statement.

3.  To ratify the Audit Committee’s appointment of independent auditors for the fiscal year ending June 30, 2021.

Shareholders of record at the close of business on August 28, 2020, are entitled to vote at the meeting. The transfer books will not be closed. A list of shareholders as of the record date will be available for examination at the meeting.

VOTING FOR REGISTERED AND RETIREMENT SAVINGS PLAN HOLDERS:
By Internet Using Your Tablet or Smart Phone Scan the QR code on your proxy card to vote with your mobile device
By Phone Call 1-800-652-VOTE (8683) in the U.S. or Canada to vote
By Internet Using Your Computer Visit www.investorvote.com/AIT
By Mail Cast your ballot, sign your proxy card, and return by free post
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON OCTOBER 27, 2020.

The attached proxy statement describes the business of the meeting and provides information about our corporate governance. Fred D. Bauer Vice President-General Counsel & Secretary September 11, 2020	The Proxy Statement and 2020 Annual Report to Shareholders are available at WWW.APPLIED.COM/ACCESS-PROXY

Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

02	Proxy Statement Highlights

04	Introduction and Voting Information

06	ITEM 1: Election of Directors

12	Corporate Governance

12	Corporate Governance Documents

12	Director Independence

12	Director Attendance at Meetings

12	Meetings of Non-Management Directors

12	Board Leadership Structure

12	Committees

14	Board’s Role in Risk Oversight

14	Communications with Board of Directors

14	Director Nominations

15	Transactions with Related Persons

16	Director Compensation

16	Compensation Review

16	Components of Compensation Program

17	Stock Ownership Guideline

17	Director Compensation Table

18	Holdings of Major Shareholders, Officers, and Directors

19	Executive Compensation

19	Compensation Discussion and Analysis

35	Summary Compensation Table

37	Grants of Plan-Based Awards Table

38	Outstanding Equity Awards at Fiscal Year-End Table

39	Option Exercises and Stock Vested Table

39	Nonqualified Deferred Compensation

40	Pension Plans

41	Potential Payments upon Termination or Change in Control

50	CEO Pay Ratio Disclosure

50	Compensation Committee Report

51	ITEM 2: Advisory (Nonbinding) Vote to Approve Executive Compensation

53	ITEM 3: Vote to Ratify Appointment of Independent Auditors

54	Audit Committee Report

55	Delinquent Section 16(a) Reports

55	Shareholder Proposals and Nominee Submissions for 2021 Annual Meeting

55	Householding Information

55	Other Matters

Applied Industrial Technologies 2020 Proxy Statement	1

Proxy Statement Highlights

PROXY STATEMENT HIGHLIGHTS

The highlights below include information that you will find elsewhere in this proxy statement. The highlights do not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Information regarding the logistics of the annual meeting is provided beginning on page 4.

Proposals and Board Recommendations

The Board of Directors makes the following voting recommendations to shareholders for the annual meeting:

Proposal	Board’s Voting Recommendation	Page

Item 1: Election of Directors	FOR each Nominee	6

Item 2: Advisory (Nonbinding) Vote to Approve Executive Compensation	FOR	51

Item 3: Vote to Ratify Appointment of Independent Auditors	FOR	53

Director Nominees

Nominee	Age	Director Since	Principal Occupation	Independent

Robert J. Pagano, Jr.	57	2017	Chief Executive Officer & President, Watts Water Technologies, Inc.	Yes

Neil A. Schrimsher	56	2011	President & Chief Executive Officer, Applied Industrial Technologies, Inc.	No

Peter C. Wallace	66	2005	Former Chief Executive Officer, Gardner Denver, Inc.	Yes

Additional information about the nominees and the other continuing directors is provided on pages 6-11.

Corporate Governance Highlights

Independence

•  The Board Chairman is an independent director.

•  All of the directors are independent, except for our Chief Executive Officer.

•  The independent directors meet regularly in private executive sessions without management.

•  The Board’s Audit Committee, Corporate Governance Committee, and Executive Organization & Compensation Committee are each composed solely of independent directors.

Board Oversight of Risk Management

•  The Board, as a whole and through its committees, oversees and monitors risk management. In this role, the Board is responsible for determining that the risk management processes designed and implemented by management are adequate and functioning as designed.

Board Evaluations, Refreshment, and Composition

•  Our Board and its key committees perform annual self-evaluations.

•  The evaluations contribute to efforts to ensure that the Board continues to be composed of members with diverse experiences, attributes, and skills.

•  Most recently, in 2019, following a search, the Board elected Madhuri A. Andrews and Mary Dean Hall as new independent directors.

•  Five directors are actively employed public company executives.

•  Director tenures: range from 1 to 18 years, average of 7 years.

•  Director ages: range from 53 to 68 years, average of 60 years.

Stock Ownership Guidelines

•  We expect each non-employee director to own, within five years after joining the Board, Applied shares valued at a minimum of five times the annual retainer fees.

•  Executive officers are expected not to dispose of stock unless their “owned” shares’ market value equals or exceeds the following annual base salary multiples immediately after the disposition: 5x for the CEO, 3x for other executive officers.

Additional information about our corporate governance is provided on pages 12-15.

2	Applied Industrial Technologies 2020 Proxy Statement

Proxy Statement Highlights

Business Performance Highlights

In 2020, financial results were mixed amid the sharp economic downturn that arose out of the COVID-19 pandemic and the responsive actions of governmental authorities and businesses.

NET SALES $3.25 BILLION	CASH PROVIDED BY OPERATING ACTIVITIES $296.7 MILLION

NET INCOME $24.0 MILLION	CASH RETURNED TO SHAREHOLDERS $48.9 MILLION

While net sales were 6.5% lower than the prior year, cash provided by operating activities increased by 64.3%.

Net income was unfavorably impacted by a $131.0 million noncash goodwill impairment charge ($118.8 million net of tax) associated with our 2018 acquisition of FCX Performance, Inc. The third quarter charge was the result of end-market softness in our Flow Control operations and changes in growth projections from the macroeconomic backdrop.

Total shareholder return, considering the change in our stock price and reinvested dividends, rose 4% for the year.

For a detailed review of our performance, see Applied’s 2020 Annual Report on Form 10-K.

Executive Compensation Highlights

Our executive pay is targeted to be competitive with market medians for similar positions in peer distribution industry companies. Actual pay depends in large part on performance relative to goals and how our stock price performs in response.

The chart below shows the mix of targeted opportunities provided in 2020 to our Chief Executive Officer, Neil A. Schrimsher, in the forms of base salary, annual incentive pay, and long-term incentive pay (awarded in equity-based instruments).

As we prioritized cost control and cash generation in the challenging economic environment, management temporarily reduced its salaries beginning in mid-April and continuing into fiscal 2021, with Mr. Schrimsher’s reduced by 20%; the Board’s Executive Organization & Compensation Committee ratified these reductions.

The named executive officers earned annual incentive pay at an average of 100.2% of their individual target values. 2020 achievements under the three-year performance share programs averaged 43.9% of target shares.

For a detailed review of our executive compensation program, see pages 19-50 of this proxy statement.

Approval of the Compensation of the Named Executive Officers

We provide shareholders the opportunity to approve, through a nonbinding, advisory vote, the compensation of our named executive officers as disclosed in our proxy statement, including, among other things, our executive compensation objectives, policies, and practices. The proposal is described on pages 51-52.

Ratification of Appointment of Independent Auditors

Subject to shareholder ratification, the Board’s Audit Committee appointed Deloitte & Touche LLP to serve as independent auditors for the fiscal year ending June 30, 2021. The committee made the appointment after evaluating the firm and its performance. We seek the shareholders’ ratification of the appointment as described on page 53.

Applied Industrial Technologies 2020 Proxy Statement	3

Introduction and Voting Information

INTRODUCTION AND VOTING INFORMATION

In this statement, “we,” “our,” “us,” and “Applied” refer to Applied Industrial Technologies, Inc., an Ohio corporation. Our common stock, without par value, is listed on the New York Stock Exchange with the ticker symbol “AIT.”

Q:    What is the proxy statement’s purpose?

A:

The proxy statement summarizes information you need to vote at our 2020 annual meeting of shareholders to be held on Tuesday, October 27, 2020, at 9:00 a.m. ET, at our headquarters, and any adjournment of the meeting. We are sending the proxy statement to you because Applied’s Board of Directors is soliciting your proxy to vote your shares at the meeting. The proxy statement and accompanying proxy card are being sent to record date shareholders on or about September 11, 2020.

Q:     On what matters are shareholders voting?

A:     1.  To elect three directors;

2.	To approve, through a nonbinding advisory vote, the compensation of Applied’s named executive officers as disclosed in the proxy statement; and,

3.	To ratify the Audit Committee’s appointment of independent auditors for the fiscal year ending June 30, 2020.

Q:	Who may vote and what constitutes a quorum at the meeting?

A:

Only shareholders of record at the close of business on August 28, 2020, may vote. As of that date, there were 38,758,928 outstanding shares of Applied common stock, without par value. The holders of a majority of those shares will constitute a quorum. A quorum is necessary for valid action to be taken at the meeting.

We have no class or series of shares outstanding other than our common stock.

Q:     How many votes do I have?

A:	Each shareholder is entitled to one vote per share.

Q:    How do I vote?

A:	The answer depends on whether you hold shares directly in your name, or through a broker, trustee, or other nominee, such as a bank.

•	Shareholder of record. If your shares are registered in your name with our registrar, Computershare Trust Company, N.A., you are the shareholder of record and these proxy materials have been sent directly to you. You may vote in person at the meeting. You may also grant us your proxy to vote your shares via the Internet, by phone, or by mailing your signed proxy card in the postage-paid envelope provided. The card provides voting instructions.

•	Beneficial owner. If your shares are held in a brokerage account, or by a trustee or another nominee, then that other person is considered the shareholder of record. We sent these proxy materials to that person, and they were forwarded to you with a voting instructions card. As the shares’ beneficial owner, you may direct your broker, trustee, or other nominee how to vote, and you are also invited to attend the meeting. Please refer to the information your broker, trustee, or other nominee provided to determine what voting options are available to you.

•	Beneficial owner of shares held in Applied’s Retirement Savings Plan. If you own shares in this plan, you may provide the plan trustee with instructions on how to vote your shares via the Internet, by phone, or by mailing in your signed voting instructions card.

Votes submitted online or by phone for shares held in the Retirement Savings Plan must be received by Thursday, October 22, 2020; votes online or by phone for other shares must be received by Monday, October 26, 2020.

If you attend the meeting and vote in person, a ballot will be available when you arrive. If, however, your shares are held in the name of your broker, trustee, or other nominee, you must bring a valid proxy from that party giving you the right to vote the shares.

Q:    What if I don’t indicate my voting choices?

A:

If Applied receives your proxy in time to use at the meeting, your shares will be voted according to your instructions. If you have not indicated otherwise on the proxy, your shares will be voted as the Board of Directors recommends on the matters identified above. In addition, the proxies will vote your shares according to their judgment on other matters properly brought before the meeting.

4	Applied Industrial Technologies 2020 Proxy Statement

    Introduction and Voting Information

Q:	What effect do abstentions and broker non-votes have?

A:

Brokers holding shares for beneficial owners must vote the shares according to the owners’ instructions. If instructions are not received, then brokers may vote the shares at their discretion, except if New York Stock Exchange (“NYSE”) rules preclude brokers from exercising discretion relative to a specific type of proposal – in this case, the result is a “broker non-vote.”

Abstentions and broker non-votes will affect voting at the meeting as follows:

•	Item 1. Broker non-votes will not affect the vote’s outcome because, under Ohio law, the properly nominated director candidates receiving the greatest number of votes will be elected.

•	Item 2. Approval of the company’s executive compensation requires that more votes be cast for than against the proposal. Abstentions and broker non-votes will not affect the outcome.

•	Item 3. The affirmative vote of a majority of the votes cast at the meeting is required to ratify the Audit Committee’s appointment of independent auditors. In determining votes cast on the item, abstentions will not count as votes cast and, accordingly, will not affect the outcome. Brokers have discretionary authority to vote on Item 3, so there should be no broker non-votes on that item.

Q:	What happens if a director candidate receives less than a majority of the votes cast?

A:

Applied has adopted a policy applicable to uncontested director elections. If a nominee receives a greater number of votes “withheld” than votes “for” election, then promptly following certification of the shareholder vote the nominee shall submit, in writing, to the Board’s Chairman, the nominee’s resignation as a director. The Chairman shall promptly communicate the submission to the Board’s Corporate Governance Committee. Notwithstanding the resignation, the Corporate Governance Committee may recommend to the Board that the nominee be asked to serve as a director for the term of election and under such arrangements as are approved by the committee. If the committee fails to make such a recommendation within 30 days following certification of the shareholder vote, or if the committee earlier determines to accept the resignation, the director’s resignation shall be effective as of that date. If the committee recommends the director be asked to serve the term notwithstanding the majority withheld vote, the Board shall act promptly (and in any event, within 90 days following certification of the shareholder vote) on the recommendation.

Additional information about the policy is included in Applied’s Board of Directors Governance Principles and Practices, available via hyperlink from the investor relations area of Applied’s website at www.applied.com.

Q:	What does it mean if I receive multiple sets of proxy materials?

A:	Receiving multiple sets usually means your shares are held in different names or different accounts. Please respond to all of the proxy solicitation requests to ensure your shares are voted.

Q:	May I revoke my proxy?

A:

You may revoke your proxy before it is voted at the meeting by notifying Applied’s Secretary in writing, voting a second time via the Internet or by telephone, returning a later-dated proxy card, or voting in person. Your presence at the meeting will not by itself revoke the proxy.

Q:	Who pays the costs of soliciting proxies?

A:

Applied pays the costs. We will also pay the standard charges and expenses of brokers or other nominees for forwarding these materials to, and obtaining proxies from, beneficial owners. Directors, officers, and other employees, acting on our behalf, may solicit proxies. We have also retained Morrow Sodali LLC, at an estimated fee of $7,500 plus expenses, to aid in soliciting proxies from brokers and institutional holders. In addition to using the mail, proxies may be solicited personally and by telephone, facsimile, or other electronic means.

Q:	Who counts the votes?

A:	Computershare Trust Company, N.A., will be the inspector of election and tabulate votes.

Applied Industrial Technologies 2020 Proxy Statement	5

Election of Directors

ITEM 1: ELECTION OF DIRECTORS

Applied’s Code of Regulations divides our Board into three classes. The directors in each class are elected for three-year terms so that the term of one class expires at each annual meeting. At the 2020 annual meeting, the shareholders will elect directors for a three-year term expiring in 2023 or until their successors have been elected and qualified. Pursuant to Ohio law, the properly nominated candidates receiving the greatest number of votes will be elected.

The Corporate Governance Committee recommended, and the Board nominated, three incumbents for election as directors: Robert J. Pagano, Jr., Neil A. Schrimsher, and Peter C. Wallace. Each nominee was most recently elected at the 2017 annual meeting. Their terms expire this year and the Board renominated them following the Corporate Governance Committee’s review and evaluation of their performance. Directors serving terms expiring in 2021 and 2022 will continue in office.

The proxies named on the proxy card accompanying the materials sent to shareholders of record intend to vote for the three nominees unless authority is withheld. If a nominee becomes unavailable to serve, the proxies will have authority to vote for any other person or persons who may be properly nominated and/or to reduce the number of directors. We are not aware of an existing circumstance that would cause a nominee to be unavailable to serve.

The Board of Directors recommends you vote FOR the director nominees.

Following is background information about the nominees and the continuing directors. Unless otherwise stated, the individuals have held the positions indicated for at least the last five years. We also include a summary of reasons our Board concluded that the director or nominee should serve as a director, considering our business and governance structure. The summaries are not comprehensive, but describe the primary experiences, attributes, and skills that the Board believes qualify the individuals to continue as directors. In addition to the qualifications referred to below, we believe each individual has a reputation for integrity, honesty, and high ethical standards, and has demonstrated strong business judgment.

6	Applied Industrial Technologies 2020 Proxy Statement

    Election of Directors

Nominees for Election as Directors with Terms Expiring in 2023

Robert J. Pagano, Jr.

Chief Executive Officer and President,
Watts Water Technologies, Inc.

Age: 57

Director since: 2017

Committees:

  ●    Audit

  ●    Corporate Governance

  ●    Executive Organization &

        Compensation

Neil A. Schrimsher President & Chief Executive Officer, Applied Industrial Technologies, Inc. Age: 56 Director since: 2011 Committee: ● Executive

Business Experience: Mr. Pagano has served as Chief Executive Officer and President of Watts Water Technologies, Inc. (NYSE: WTS) since 2014. Watts Water Technologies, Inc. is a global supplier of products and solutions that manage and conserve the flow of fluids and energy into, through, and out of buildings in the residential and commercial markets. He also served as interim Chief Financial Officer from April to July 2018. Mr. Pagano began his career with an international public accounting firm and he is a Certified Public Accountant.

Other Directorship in Previous 5 Years: Watts Water Technologies, Inc.

Qualifications: Mr. Pagano brings to Applied’s Board his broad management experience as a sitting chief executive officer and director of a NYSE-listed global manufacturing company. In addition, his career includes extensive leadership and operations experience, working with distributors to serve industrial markets throughout the world, as well as a strong background in finance and accounting.

Business Experience: Mr. Schrimsher joined Applied as our Chief Executive Officer in 2011 and was also elected President in 2013. Before joining Applied, Mr. Schrimsher was Executive Vice President of Cooper Industries plc (formerly NYSE: CBE), a global electrical products manufacturer, where he led Cooper’s Electrical Products Group and headed numerous domestic and international growth initiatives.

Other Directorship in Previous 5 Years: Patterson Companies, Inc. (NASDAQ: PDCO)

Qualifications: As the only Applied executive to serve on the Board, Mr. Schrimsher contributes a deep understanding of the company’s businesses, markets, and competitive landscape. From his prior employment, Mr. Schrimsher brought to Applied and its Board broad leadership experience, including management of worldwide operations, distribution management, strategic planning and analysis, manufacturing, engineering, supply chain management, and sourcing.

Applied Industrial Technologies 2020 Proxy Statement	7

Election of Directors

Nominees for Election as Directors with Terms Expiring in 2023 (continued)	Continuing Directors with Terms Expiring in 2021

Peter C. Wallace

Former Chief Executive Officer, Gardner Denver, Inc.

Age: 66

Director since: 2005

Chairman since: 2014

Committees:

  ●    Corporate Governance

  ●    Executive Organization &

        Compensation

  ●    Executive

Madhuri A. Andrews Senior Vice President, Chief Digital and Information Officer, Jacobs Engineering Group Inc. Age: 53 Director since: 2019 Committees: ● Audit ● Corporate Governance

Business Experience: Mr. Wallace most recently was Chief Executive Officer of Gardner Denver, Inc. from 2014 until retiring in December 2015. Gardner Denver is a worldwide manufacturer of highly engineered products, including compressors, liquid ring pumps, and blowers for various industrial, medical, environmental, transportation, and process applications, pumps used in the petroleum and industrial market segments, and other fluid transfer equipment. Prior to joining Gardner Denver, Mr. Wallace was President and Chief Executive Officer, and a director, of Robbins & Myers, Inc. (formerly NYSE: RBN), from 2004 until it was acquired in 2013 by National Oilwell Varco, Inc. Robbins & Myers was a leading designer, manufacturer, and marketer of highly engineered, application-critical equipment and systems for energy, chemical, pharmaceutical, and industrial markets worldwide.

Other Directorships in Previous 5 Years: Curtiss-Wright Corporation (NYSE: CW; since 2016), Rogers Corporation (NYSE: ROG)

Qualifications: Mr. Wallace has a wide and varied background as a senior executive in global industrial equipment manufacturing. He brings to the Board the perspective of someone familiar with all facets of worldwide business operations, including the experience of leading a NYSE-listed company. Mr. Wallace’s career includes positions with global responsibilities for equipment manufacturers with product lines that Applied (and others) represented as a distributor in the fluid power and power transmission component fields. In those roles, he developed significant knowledge about Applied’s industry, including the dynamics of the relationships between industrial product manufacturers and their distributors. These experiences and knowledge, along with his service on other NYSE-listed company boards, enhance Mr. Wallace’s contributions and value to our Board.

Business Experience: Ms. Andrews has served as Senior Vice President, Chief Digital and Information Officer for Jacobs Engineering Group Inc. (NYSE: J) since June 2019 and had been Senior Vice President and Chief Information Officer from August 2018 to June 2019. Jacobs Engineering Group is one of the largest technical professional services firms in the world, providing a diverse range of technical, professional, and construction services to a large number of industrial, commercial, and governmental clients. From 2015 to August 2018, she was Chief Information Officer at DynCorp International LLC, a global aviation, logistics, intelligence, and field operations service provider. Prior to then, she was Senior Vice President and Chief Information Officer at CompuCom Systems, Inc., an information technology managed services company.

Qualifications: Ms. Andrews is a business-focused technology executive with broad experience leading business and information technology transformation as well as global digital strategies for major firms across a variety of industries. She has led operational business continuity and technology-related transformation projects for organizations through acquisitions and divestitures, achieving synergies and eliminating stranded costs. Ms. Andrews also has practical experience optimizing and integrating governance, risk, and compliance (GRC) frameworks, processes, and technologies in complex regulatory and industry environments. Her skills and experience in these areas position her to be an important contributor to Applied’s Board.

8	Applied Industrial Technologies 2020 Proxy Statement

Election of Directors

Continuing Directors with Terms Expiring in 2021 (continued)

Peter A. Dorsman Former Executive Vice President, Services, NCR Corporation Age: 65 Director since: 2002 Committees: • Corporate Governance • Executive Organization & Compensation • Executive

Vincent K. Petrella

Former Executive Vice President,

Chief Financial Officer and Treasurer,

Lincoln Electric Holdings, Inc.

Age: 60

Director since: 2012

Committees:

•  Audit

•  Corporate Governance

•  Executive Organization & Compensation

•  Executive

Business Experience: Mr. Dorsman retired from NCR Corporation (NYSE: NCR) in 2014. NCR is a global technology company providing assisted and self-service solutions and comprehensive support services that address the needs of retail, financial, hospitality, technology, and telecommunication organizations throughout the world. As Executive Vice President, Services, Mr. Dorsman led NCR Services, a leading global provider of outsourced and managed service offerings. He was also responsible for customer experience, continuous improvement, and quality throughout NCR, serving as Chief Quality Officer during this period. Prior to then, he served as NCR’s Executive Vice President, Industry Solutions Group and Global Operations, and as Senior Vice President, Global Operations.

Other Directorship in Previous 5 Years: HD Supply Holdings, Inc. (NASDAQ: HDS; since 2017)

Qualifications: Mr. Dorsman has broad experience in marketing, sales, strategy, and operations. At NCR, a multibillion-dollar company, he led 11,000 service professionals serving customers in over 90 countries. He also led NCR’s efforts to provide consistent, world-class service delivery, products, and solutions. With his diverse background and expertise, he contributes insights about many aspects of our business operations and initiatives.

Business Experience: Mr. Petrella retired from Lincoln Electric Holdings, Inc. (NASDAQ: LECO) in August 2020 as Executive Vice President. He also served as Chief Financial Officer and Treasurer until April 2020. Lincoln Electric engages in the design, manufacture, and sale of welding, cutting, and brazing products worldwide.

Other Directorship in Previous 5 Years: The Gorman-Rupp Company (NYSE: GRC; since 2020)

Qualifications: As one of Lincoln Electric’s top executives, Mr. Petrella helped lead the company’s global expansion in recent decades. His leadership and operating experience, and his knowledge of industrial distribution in North America and abroad, make him a key contributor to discussions about Applied’s strategy. In addition, Mr. Petrella’s finance and accounting background (before joining Lincoln Electric he was a Certified Public Accountant with an international public accounting firm) and his service as Chief Financial Officer for a multibillion-dollar public company make him a valued member of the Board and chairman of the Audit Committee.

Applied Industrial Technologies 2020 Proxy Statement	9

Election of Directors

Continuing Directors with Terms Expiring in 2022

Mary Dean Hall Senior Vice President, Chief Financial Officer and Treasurer, Quaker Houghton Age: 63 Director since: 2019 Committees: • Audit • Corporate Governance	Dan P. Komnenovich Former President and Chief Executive Officer, Aviall, Inc. Age: 68 Director since: 2012 Committees: • Audit • Corporate Governance

Business Experience: Ms. Hall has served as Senior Vice President, Chief Financial Officer and Treasurer of Quaker Houghton (NYSE: KWR) since August 2019 and had served as Vice President, Chief Financial Officer and Treasurer prior to then, since November 2015. Quaker Houghton is the global leader in industrial process fluids for the primary metals and metalworking markets. Before then, she served in various finance and treasury roles of increasing responsibility with Eastman Chemical Company (NYSE: EMN), a global manufacturer of advanced materials, specialty chemicals, plastics, and fibers, most recently as Vice President and Treasurer.

Qualifications: Ms. Hall brings to Applied a well-rounded background in public company accounting and reporting, financial planning and analysis, tax, treasury, corporate development/M&A, investor relations, and enterprise risk management. In addition, her career began in the banking industry, where she developed expertise in M&A, capital markets, and financing. Ms. Hall’s skills and experience in these areas position her to be an important contributor to Applied’s Board.

Business Experience: Until retiring in 2013, Mr. Komnenovich was President and Chief Executive Officer of Aviall, Inc., a wholly owned subsidiary of The Boeing Company (NYSE: BA). Aviall, now operating under the Boeing brand, is one of the world’s largest providers of new aviation parts and related aftermarket operations. It also provides maintenance for aviation batteries, wheels, and brakes, as well as hose assembly, kitting, and paint-mixing services, and offers a complete set of supply chain and logistics services, including order processing, stocking and fulfillment, automated inventory management, and reverse logistics to OEMs and customers.

Qualifications: Mr. Komnenovich led a global multibillion-dollar distribution company, which grew significantly during his service as a senior executive. He brings to our Board extensive experience with distribution sales, marketing, operations, supply chain management, and logistics. Earlier in his career, Mr. Komnenovich was a Certified Public Accountant and served in finance and accounting roles with various companies.

10	Applied Industrial Technologies 2020 Proxy Statement

Election of Directors

Continuing Directors with Terms Expiring in 2022 (continued)

Joe A. Raver President and Chief Executive Officer, Hillenbrand, Inc. Age: 54 Director since: 2017 Committees: • Corporate Governance • Executive Organization & Compensation

Business Experience: Mr. Raver has served as President and Chief Executive Officer of Hillenbrand, Inc. (NYSE: HI) since 2013. Hillenbrand is a diversified industrial company with multiple brands that serve a range of industries across the globe. The company’s Process Equipment Group provides compounding, extrusion and material handling; size reduction; screening and separating, and flow control products and services for a range of manufacturing and other industrial processes.

Other Directorship in Previous 5 Years: Hillenbrand, Inc.

Qualifications: Mr. Raver brings to Applied’s Board his broad management experience as a sitting chief executive officer and director of a NYSE-listed global manufacturing company serving industrial markets worldwide. In addition, his career includes extensive leadership and operations experience in diverse business settings.

Applied Industrial Technologies 2020 Proxy Statement	11

Corporate Governance

CORPORATE GOVERNANCE

Corporate Governance Documents

Applied’s Internet address is www.applied.com. The following corporate governance documents are available free of charge via hyperlink from the website’s investor relations area:

●	Code of Business Ethics,

●	Board of Directors Governance Principles and Practices,

●	Director Independence Standards, and

●	Charters for the Audit, Corporate Governance, and Executive Organization & Compensation Committees of our Board.

Director Independence

Under the NYSE corporate governance listing standards, a majority of Applied’s directors must satisfy the NYSE criteria for independence. In addition to having to satisfy stated minimum requirements, no director qualifies under the standards unless the Board affirmatively determines the director has no material relationship with Applied. In assessing a relationship’s materiality, the Board has adopted categorical standards, which may be found via hyperlink from our website’s investor relations area.

The Board has determined that all directors other than Mr. Schrimsher, our President & Chief Executive Officer, meet these independence standards.

Director Attendance at Meetings

During the fiscal year ended June 30, 2020, the Board held five meetings. Each incumbent director attended at least 75% of the total number of meetings of the Board and the committees on which the director served.

Applied expects directors to attend the annual meeting of shareholders, just as they are expected to attend Board meetings. All the directors attended last year’s annual meeting.

Meetings of Non-Management Directors

At the Board’s regular meetings, the non-management directors meet in executive sessions without management. Mr. Wallace, the Board’s independent Chairman, calls and presides at the sessions. On the independent directors’ behalf, the Chairman provides feedback to management from the sessions, collaborates with management in developing Board meeting schedules and agendas, and performs other duties as determined by the Board or the Corporate Governance Committee.

Board Leadership Structure

The Board periodically evaluates its leadership structure under circumstances existing at the time. In 2011, the Board concluded it would be in the best interests of Applied and its shareholders to separate the positions of Chairman and Chief Executive Officer (“CEO”) and to have an independent director serve as Chairman. Mr. Wallace currently serves as Chairman.

The Board believes its current leadership structure best serves the Board’s oversight of management, the Board’s carrying out of its responsibilities on the shareholders’ behalf, and Applied’s overall corporate governance. The Board also believes the separation of the roles allows the CEO to focus his efforts on operating and managing the company.

Committees

The Board’s Audit, Corporate Governance, and Executive Organization & Compensation Committees are composed solely of independent directors, as defined in NYSE listing standards and Applied’s categorical standards, and, in the case of the Audit Committee, under federal securities laws.

12	Applied Industrial Technologies 2020 Proxy Statement

Corporate Governance

The committee members’ names and number of meetings held in fiscal 2020 follow:

Audit Committee 4 meetings	Corporate Governance Committee 4 meetings	Executive Organization & Compensation Committee 6 meetings
Vincent K. Petrella, Chair	Peter C. Wallace, Chair	Peter A. Dorsman, Chair
Madhuri A. Andrews	Madhuri A. Andrews	Robert J. Pagano, Jr.
Mary Dean Hall	Peter A. Dorsman	Vincent K. Petrella
Dan P. Komnenovich	Mary Dean Hall	Joe A. Raver
Robert J. Pagano, Jr.	Dan P. Komnenovich	Peter C. Wallace
Robert J. Pagano, Jr.
Vincent K. Petrella
Joe A. Raver

We describe the committees below. Their charters, posted via hyperlink from the investor relations area of Applied’s website, contain descriptions that are more detailed. The Board also has a standing Executive Committee which, during intervals between Board meetings and subject to the Board’s control and direction, possesses and may exercise the Board’s powers. The Executive Committee, whose members include the Chairman, the CEO, and the committee chairs, did not meet in fiscal 2020.

Audit Committee. The Audit Committee assists the Board in fulfilling its oversight responsibility with respect to the integrity of Applied’s accounting, auditing, and reporting processes. The committee appoints, determines the compensation of, evaluates, and oversees the work of the independent auditor, reviews the auditor’s independence, and approves non-audit work to be performed by the auditor. The committee also reviews, with management and the auditor, annual and quarterly financial statements, the scope of the independent and internal audit programs, audit results, and the adequacy of Applied’s internal accounting and financial controls.

The Board has determined that each Audit Committee member is independent for purposes of section 10A of the Securities Exchange Act of 1934 and that Ms. Hall and Messrs. Petrella, Komnenovich, and Pagano are “audit committee financial experts,” as defined in Item 407(d)(5) of Securities and Exchange Commission (“SEC”) Regulation S-K.

The Audit Committee’s report is on page 54 of this proxy statement.

Corporate Governance Committee. The Corporate Governance Committee assists the Board by reviewing and evaluating potential director nominees, Board and CEO performance, Board governance, director compensation, compliance with laws, public policy matters, and other issues. The committee also administers long-term incentive awards to directors under the 2019 Long-Term Performance Plan.

Executive Organization & Compensation Committee. The Executive Organization & Compensation Committee monitors and oversees Applied’s management succession planning and leadership development processes, nominates candidates for the slate of officers to be elected by the Board, and reviews, evaluates, and approves executive officers’ compensation and benefits. The committee also administers incentive awards to executives under the 2019 Long-Term Performance Plan, including the annual Management Incentive Plan. Pay Governance LLC serves as the committee’s independent executive compensation consultant.

In approving executive officers’ compensation and benefits, the committee bases its decisions on a number of considerations, including the following: the committee’s own reasoned judgment; peer group and market survey information; recommendations provided by the independent consultant; and recommendations from Applied’s CEO as to the other executive officers’ compensation and benefits.

For more information on the committee, please read, beginning on page 19, the “Compensation Discussion and Analysis” portion of this proxy statement.

Applied Industrial Technologies 2020 Proxy Statement	13

Corporate Governance

Board’s Role in Risk Oversight

Risk is inherent in every enterprise, and Applied faces many risks of varying size and intensity. While management is responsible for day-to-day management of those risks, the Board, as a whole and through its committees, oversees and monitors risk management. In this role, the Board is responsible for determining that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board believes that robust communication with management is essential for risk management oversight. Senior management attends quarterly Board meetings and responds to directors’ questions or concerns about risk management and other matters. At these meetings, management regularly presents to the Board on strategic matters involving our operations, and the directors and management engage in dialogue about the company’s strategies, challenges, risks, and opportunities. Each year, management reports more broadly on the company’s enterprise risk management process. The non-management directors also meet regularly in executive session without management to discuss a variety of topics, including risk.

While the Board is ultimately responsible for risk oversight, the committees assist the Board in the areas described below, with each committee chair presenting reports to the Board regarding the committee’s deliberations and actions.

•	The Audit Committee assists with respect to risk management in the areas of financial reporting, internal controls, and compliance with legal and regulatory requirements.

•

The Executive Organization & Compensation Committee assists with respect to management of risks related to executive succession and retention, and arising from our executive compensation policies and programs.

•

The Corporate Governance Committee assists with respect to management of risks associated with Board organization and membership, and other corporate governance matters, as well as company culture and ethical compliance.

We have assessed the risks arising from Applied’s compensation policies and practices for employees, including the executive officers. The findings were reviewed with the Executive Organization & Compensation Committee. Based on the assessment, we believe our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on Applied.

Communications with Board of Directors

Shareholders and other interested parties may communicate with a director by writing to that individual c/o Applied’s Secretary at 1 Applied Plaza, Cleveland, Ohio 44115. In addition, they may contact the non-management directors or key Board committees by e-mail, anonymously if desired, through a form located in the investor relations area of Applied’s website at www.applied.com. The Board has instructed Applied’s Secretary to review the communications and to exercise judgment not to forward correspondence such as routine business inquiries and complaints, business solicitations, and frivolous communications. The Secretary delivers summary reports on the nature of all of the communications to the Audit Committee and the Corporate Governance Committee.

Director Nominations

In identifying and evaluating director candidates, the Corporate Governance Committee first considers Applied’s developing needs and desired characteristics of a new director, as determined from time to time by the committee. The committee then considers various candidate attributes, including the following: business, strategic, and financial skills; independence, integrity, and time availability; diversity of gender, race, and other personal characteristics; and overall experience in the context of the Board’s needs. From time to time, the committee engages a professional search firm, to which it pays a fee, to assist in identifying and evaluating potential nominees; in 2019, such a firm assisted the committee with the selection of Ms. Andrews and Ms. Hall.

The committee will also consider qualified director candidates recommended by shareholders. Shareholders can submit recommendations by writing to Applied’s Secretary at 1 Applied Plaza, Cleveland, Ohio 44115. For consideration by the committee in the annual director nominating process, shareholders must submit recommendations at least 120 days prior to the anniversary of the date on which our proxy statement was released to

14	Applied Industrial Technologies 2020 Proxy Statement

Corporate Governance

shareholders in connection with the previous year’s annual meeting. Shareholders must include appropriate detail regarding the shareholder’s identity and the candidate’s business, professional, and educational background, diversity considerations, and independence. The committee does not intend to evaluate candidates proposed by shareholders differently than other candidates.

Transactions with Related Persons

Applied’s Code of Business Ethics expresses the principle that situations presenting a conflict of interest must be avoided. In furtherance of this principle, the Board has adopted a written policy, administered by the Corporate Governance Committee, for the review and approval, or ratification, of transactions with related persons.

The related party transaction policy applies to a proposed transaction in which Applied is a participant, the aggregate amount involved exceeds $50,000 in a fiscal year, and a director, executive officer or significant shareholder, or an immediate family member of such a person, has a direct or indirect material interest. The policy provides that the Corporate Governance Committee will consider, among other things, whether the transaction is on terms no less favorable than those provided to unaffiliated third parties under similar circumstances, and the extent of the related person’s interest. No director may participate in discussion or approval of a transaction for which the director is a related person.

Warren E. Hoffner, our Vice President, General Manager – Fluid Power & Flow Control, is an executive officer. Mr. Hoffner joined the company in 1996 when we acquired a distribution business owned by him and his father. Two related party lease arrangements have survived from the acquisition and been renewed from time to time: (1) we lease a building from a company owned 50% by Mr. Hoffner’s father (who retired at the time of the acquisition) at a current rental rate of $150,308 per year, with a term expiring in 2026; and (2) we lease a second building from Mr. Hoffner’s father at a current rental rate of $124,258 per year, also with a term expiring in 2026. Applied management, using a third-party broker, negotiates the rental rates and other lease terms and we consider them market competitive. Following a review, the Corporate Governance Committee ratified the lease transactions.

Applied Industrial Technologies 2020 Proxy Statement	15

Director Compensation

DIRECTOR COMPENSATION

Only non-employee directors receive compensation for service as directors. Mr. Schrimsher, our President & Chief Executive Officer, does not receive additional compensation for serving as a director.

Compensation Review

The Corporate Governance Committee reviews director compensation annually. The committee seeks to provide competitive compensation to assist with director retention and recruitment. If the committee believes a change is warranted to remain competitive considering the size and nature of our business, then the committee makes a recommendation to the Board of Directors.

The committee bases its recommendations on a number of considerations including market data on director compensation, as reported in other companies’ SEC filings, advice from outside experts, and the committee’s own reasoned judgment. In general, the committee targets median director compensation levels for comparably sized companies in similar industries, considering also the time commitments required of directors. A majority of the directors must approve a change.

Management assists the committee by preparing analyses at its request, but does not play a role in determining or recommending the amount or form of director compensation.

The 2019 Long-Term Performance Plan limits director compensation (cash and equity) to $750,000 per annum per director, consistent with evolving best practices.

Components of Compensation Program

The director compensation program’s primary components follow:

Quarterly Retainers.

Position	Quarterly Retainer ($)
Each Non-Employee Director	23,750
Board Chairman	Additional 17,500
Audit Committee Chair	Additional 5,000
Corporate Governance Committee Chair	Additional 3,125 (1)
Executive Org. & Comp. Committee Chair	Additional 3,750

(1)

The Board discontinued the Corporate Governance Committee chair retainer in October 2019 when the committee roster was reconstituted to include all of the independent directors, with Mr. Wallace, the Board Chairman, serving as committee chair.

In April 2020, in support of Applied’s response to the impacts of the COVID-19 pandemic, the Board temporarily reduced the quarterly retainer amounts referenced above by 20%. The table on page 17 reflects actual fees earned during the year. The temporary reductions have continued into fiscal 2021.

Long-Term Incentives. Annually, the Corporate Governance Committee considers long-term incentive awards to directors. In January 2020, the committee awarded each director 1,881 restricted shares under the 2019 Long-Term Performance Plan. To reduce the impact of short-term stock price volatility, the method for determining the shares’ targeted value uses an average closing share price for 90 trading days prior to the grant. The targeted value represented a little more than half of each director’s total compensation (excluding retainers paid to directors with extra duties), approximating typical practices of other companies. The shares vest one year after the grant date, subject to conditions as to forfeiture and acceleration of vesting.

Other Benefits. Applied reimburses directors for travel expenses for attending meetings, as well as for attending director education seminars and conferences. The directors also participate in our travel accident insurance plan.

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Director Compensation

Contributory health care coverage is available to directors who joined the Board before 2011; Mr. Wallace is the only director who participated in 2020.

Stock Ownership Guideline

Applied expects each non-employee director to own, within five years after joining the Board, Applied shares (not including unexercised stock options) valued at a minimum of five times the annual retainer fees, or $475,000, excluding the impact of the temporary retainer reductions. The Board believes this ownership guideline is consistent with the practices of peers and other companies, and is a good governance practice. Directors may hold the shares directly or indirectly.

At June 30, 2020, each director owned shares valued in excess of the $475,000 guideline except for three directors who have not reached five years of service: Ms. Andrews and Ms. Hall, who joined the Board in 2019, and Mr. Pagano, who joined the Board in 2017.

The average non-employee director share ownership value at June 30, 2020, was 12 times the annual retainer fees.

Director Compensation — Fiscal Year 2020

The following table shows information about non-employee director compensation in 2020.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	All Other Compensation ($)	Total ($)

Madhuri A. Andrews (4)	82,333	177,949	0	0	260,282

Peter A. Dorsman	104,500	125,049	0	0	229,549

Mary Dean Hall (4)	82,333	177,949	0	0	260,282

Edith Kelly-Green (5)	53,750	0	0	0	53,750

Dan P. Komnenovich	90,250	125,049	0	0	215,299

Robert J. Pagano, Jr.	90,250	125,049	0	0	215,299

Vincent K. Petrella	109,250	125,049	0	0	234,299

Joe A. Raver	90,250	125,049	0	0	215,299

Dr. Jerry Sue Thornton (5)	47,500	0	0	0	47,500

Peter C. Wallace	156,750	125,049	0	14,729 (6)	296,528

(1)

Amid the sharp economic downturn that arose out of the COVID-19 pandemic and the responsive actions of governmental authorities and businesses, the directors’ quarterly retainers were temporarily reduced beginning in April 2020 and continuing into fiscal 2021.

(2)

At June 30, 2020, each non-employee director held 1,881 restricted shares that vest in January 2021, and Ms. Andrews and Ms. Hall each held an additional 982 shares (partial year awards granted upon their election to the Board) that vested in August 2020. Applied pays dividends on restricted stock at the same rate paid to all shareholders, but awards made under the 2019 Long-Term Performance Plan, adopted in October 2019, provide for the accrual of dividends and payment at vesting. Directors hold voting rights for the shares. The amounts in the table represent the awards’ grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”).

(3)	At June 30, 2020, the following then-current directors held the corresponding numbers of stock options from previous years’ awards: Mr. Dorsman, 13,513; Mr. Petrella, 9,510; and Mr. Wallace, 10,789.

(4)	Ms. Andrews and Ms. Hall were elected to the Board in August 2019.

(5)	Ms. Kelly-Green and Dr. Thornton retired from the Board in October 2019.

(6)	Reflects the value of health care benefits.

Applied Industrial Technologies 2020 Proxy Statement	17

Beneficial Ownership

HOLDINGS OF MAJOR SHAREHOLDERS,

OFFICERS, AND DIRECTORS

The following table shows beneficial ownership of Applied common stock, at June 30, 2020, by (i) persons believed by us to own beneficially more than 5% of Applied’s outstanding shares, based on our review of SEC filings, (ii) all directors and nominees, (iii) the executive officers named in the Summary Compensation Table on page 35, and (iv) all directors, nominees, and executive officers (at June 30, 2020) as a group.

Name of Beneficial Owner	Shares Beneficially Owned on June 30, 2020 (1)		Percent of Class (%) (2)
BlackRock, Inc. 55 East 52nd Street, New York, New York 10055	6,390,233	(3)	16.5
The Vanguard Group, Inc. P.O. Box 2600, Valley Forge, Pennsylvania 19482-2600	4,308,711	(4)	11.1
JPMorgan Chase & Co. 383 Madison Avenue, New York, New York 10017	2,304,272	(5)	6.0
Madhuri A. Andrews	2,863
Fred D. Bauer	158,567
Peter A. Dorsman	64,159
Mary Dean Hall	2,863
Warren E. Hoffner	77,110
Dan P. Komnenovich	21,186
Kurt W. Loring	76,311
Robert J. Pagano, Jr.	6,224
Vincent K. Petrella	25,271
Joe A. Raver	7,738
Neil A. Schrimsher	530,001		1.4
Peter C. Wallace	51,005
David K. Wells	43,410
All Directors, Nominees, and Executive Officers as a Group (13 Individuals)	1,066,708	(6)	2.7

(1)

We determined beneficial ownership in accordance with SEC rules; however, the holders may disclaim beneficial ownership. Except as otherwise indicated, the beneficial owner has sole voting and dispositive power over the shares. The directors’ and named executive officers’ totals include shares that could be acquired within 60 days after June 30, 2020, by exercising vested stock options and stock-settled stock appreciation rights: Mr. Bauer, 69,625; Mr. Dorsman, 13,513; Mr. Hoffner, 55,125; Mr. Loring, 64,425; Mr. Petrella, 9,510; Mr. Schrimsher, 407,475; Mr. Wallace, 10,789; and Mr. Wells, 40,550. The totals also include shares held in nonqualified deferred compensation plan accounts for which the beneficial owner has voting, but not dispositive power: Mr. Dorsman, 38,557; and Mr. Wallace, 11,954. Each non-employee director’s total also includes 1,881 restricted shares, for which the director has voting but not dispositive power, except that the totals for Ms. Andrews and Ms. Hall include 2,863 restricted shares. The executive officers’ totals do not include unvested restricted stock unit holdings.

(2)	Does not show percent of class if less than 1%.

(3)

BlackRock, Inc. reported its ownership, including shares beneficially owned by affiliated entities, in a Schedule 13G filed with the SEC on February 4, 2020, indicating it had sole voting power for 6,211,101 shares and no voting power for the remaining shares.

(4)

The Vanguard Group, Inc. reported its ownership, including shares beneficially owned by affiliated entities, in a Form 13F filed with the SEC on August 14, 2020, indicating it had shared voting and sole dispositive power for 242 shares, shared voting and dispositive power for 61,285 shares, no voting but sole dispositive power for 4,218,484 shares, and no voting but shared dispositive power for 28,700 shares.

(5)

JPMorgan Chase & Co. reported its ownership, including shares beneficially owned by affiliated entities, in a Form 13F filed with the SEC on August 11, 2020, indicating it had sole voting and shared dispositive power for 2,158,524 shares, and no voting but shared dispositive power for 145,748 shares.

(6)

Includes 671,012 shares that could be acquired by the individuals within 60 days after June 30, 2020, by exercising vested stock options and SARs. In determining ownership percentage, these stock option and SAR shares are added to both the denominator and the numerator.

18	Applied Industrial Technologies 2020 Proxy Statement

Executive Compensation

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis section (“CD&A”) provides details about the compensation program for Applied’s executive officers. It describes the company’s compensation philosophy and objectives, roles and responsibilities in making compensation decisions, the components of compensation, and the reasons for compensation adjustments, incentive payments, and long-term incentive grants made in fiscal year 2020.

This discussion and analysis should be read in conjunction with the Summary Compensation Table on page 35 and the additional tables and narrative disclosure that follow it.

As required by SEC rules, the proxy statement includes disclosures regarding the compensation of the following executive officers (the “named executive officers” or “NEOs”):

Name	Position
Neil A. Schrimsher	President & Chief Executive Officer (“CEO”)
David K. Wells	Vice President – Chief Financial Officer & Treasurer (“CFO”)
Fred D. Bauer	Vice President – General Counsel & Secretary
Warren E. Hoffner	Vice President, General Manager – Fluid Power & Flow Control
Kurt W. Loring	Vice President – Chief Human Resources Officer

Unless otherwise noted, references to years in the “Executive Compensation” section of this proxy statement mean Applied’s fiscal years ended on June 30.

2020 Compensation Program Highlights

The Board’s Executive Organization & Compensation Committee (the “Committee”) seeks to align overall compensation with performance in order to maximize Applied’s long-term shareholder return. With this objective, and after considering competitive market data and subjective factors, the Committee took the following actions in 2020 relative to the primary pay elements:

Base Salary and Target Annual Incentive Pay

•	At the beginning of the year, the Committee approved adjustments to two NEOs’ base salaries of less than 4%. Mr. Schrimsher’s salary was not changed from 2019.

•

Amid the sharp economic downturn that arose out of the COVID-19 pandemic and the responsive actions of governmental authorities and businesses, management temporarily reduced its salaries beginning in mid-April and continuing into fiscal 2021, with Mr. Schrimsher’s reduced by 20%; the Committee ratified these reductions.

•	The Committee held the NEOs’ annual incentive targets, as a percentage of salary, at the same levels as in 2019 and 2018.

Long-Term Incentives

•

Emphasizing performance in Applied’s incentive plans, the Committee awarded approximately 50% (55% for Mr. Schrimsher) of each NEO’s targeted long-term incentive value in performance shares, tied to key company metrics.

•

Stock-settled stock appreciation rights (“SARs”) and restricted stock units (“RSUs”) made up the remainder of the targeted long-term incentive value. Accordingly, all long-term incentives were equity-based.

Applied Industrial Technologies 2020 Proxy Statement	19

Executive Compensation

•

The Committee approved adjustments to annual long-term incentive target values reflecting market data and subjective factors. When considered with its actions on base salaries and target annual incentive pay, the Committee increased the weighting in total NEO pay to programs intended to drive long-term performance.

The actions maintained the NEOs’ total targeted compensation at levels approximating market medians, consistent with Applied’s pay philosophy.

In 2020, financial results were mixed in the economic downturn. Cost control and cash generation were prioritized in this challenging environment, but net income, earnings before interest, tax, depreciation, and amortization (“EBITDA”), and after-tax-return on assets (“ROA”) were lower than in 2019:

	2020	2020 Adjusted (1)	2020 Goal	2019
Sales	$3.2 billion	—	—	$3.5 billion
Net Income	$24.0 million	$153.5 million	$170.8 million	$144.0 million
EBITDA (2)	$153.5 million	$298.5 million	$328.4 million	$328.4 million
Cash Provided by Operating Activities	$296.7 million	—	$226.6 million	$180.6 million
ROA (3)	1.0%	6.4%	7.3%	6.3%

(1)

2020 financial results were unfavorably impacted by a $131.0 million noncash goodwill impairment charge ($118.8 million net of tax) associated with our 2018 acquisition of FCX Performance, Inc. The third quarter charge was the result of end-market softness in our Flow Control operations and changes in growth projections from the macroeconomic backdrop. The Committee believed that the reported financial results did not reflect the company’s underlying operating performance and management’s achievements for the year. Following a review, the Committee excluded the goodwill impairment charge from the achievement calculations under the NEOs’ incentive programs and also made certain other adjustments for one-time items, the largest of which was to exclude $7.9 million of restructuring costs ($6.1 million net of tax) incurred to position the business more favorably in the market environment. The “2020 Adjusted” column reflects results net of the adjustments.

(2)

For purposes of the NEOs’ three-year performance share program beginning with the 2020-2022 program, EBITDA is calculated by adding net income, interest expense, income taxes, depreciation, and intangibles amortization. The 2019 EBITDA figure is also calculated in this manner for comparability.

(3)	ROA is calculated, for purposes of the performance share program, by dividing annual net income by average monthly assets for the year.

Net income, adjusted as described above, was lower than the 2020 goal, while cash provided by operating activities exceeded the goal. The NEOs earned annual incentive pay for 2020 at an average of 100.2% of their individual target values, as compared with 69.4% in 2019.

Shares banked for 2020 under the performance share programs, described in detail on pages 29-31, are shown below:

Performance Shares Program	Banked Award as % of 2020 Target Shares
2020-2022	75.4%
2019-2021	0.0%
2018-2020	56.2%
Average: 43.9%

Total shareholder return, considering the change in our stock price and reinvested dividends, rose 4% for the year. The company returned $48.9 million of cash to shareholders through dividends during the year.

We believe that our compensation decisions, as described in this CD&A, reflect a balanced and responsible pay approach. We also value shareholder opinion and, in performing its duties, the Committee considers the outcome of the annual advisory vote to approve the NEOs’ compensation. This vote is intended to provide an overall assessment of our executive compensation program rather than to focus on specific compensation items. We are pleased to have earned the shareholders’ affirmation last year, with 97% of the shares cast voting in favor; as a result, the Committee made no material changes to the program.

20	Applied Industrial Technologies 2020 Proxy Statement

Executive Compensation

Compensation Practices Highlights

We regularly review evolving best practices in executive compensation. Below are some of the more significant best practices we have adopted and practices we avoid:

What We Do	What We Don’t Do

✓  Pay for performance: in 2020, an average of 72% of the targeted primary compensation for the NEOs (81% for our CEO) was tied to performance.

✓  Committee members meet independence requirements under SEC rules and NYSE listing standards.

✓  The Committee uses an independent compensation consultant.

✓  Balanced approach to compensation, combining fixed and variable, short-term and long-term, cash and equity, and performance and time-based shares.

✓  Pay philosophy targets market median compensation among distribution industry companies.

✓  The Committee sets reasonably demanding incentive plan goals that are regularly reviewed for difficulty and analyzes the alignment of our pay program outcomes with our financial results.

✓  Diverse incentive goals without steep payout cliffs. Equity award vesting periods encourage consistent behavior and reward long-term, sustained performance.

✓  Change in control agreements and equity plan include “double trigger” provisions for cash payment and equity vesting.

✓  Limited perquisites and other benefits.

✓  Significant stock ownership guidelines for executive officers and directors, with requirement of holding net shares from equity awards until guideline is met.

✓  Provisions in plans and award terms to claw back compensation under defined circumstances.

No payment of dividend equivalents on performance shares, or on restricted stock units granted under new 2019 Long-Term Performance Plan, until earned.

No granting of stock options or SARs with an exercise price less than fair market value at grant.

No duplication of metrics in the goals for our short and long-term incentive plans.

No equity award vesting periods of less than one year.

No repricing or replacing of underwater stock options or SARs.

No hedging or short sales of Applied stock are permitted.

No payment of guaranteed, above-market, or preferential interest or earnings on deferred compensation.

No change in control agreements other than those with four executive officers.

No excise tax gross-up provisions in change in control agreements entered into after 2011, including our CEO’s agreement.

No defined benefit pension plan, except for a legacy SERP frozen in 2012, with one remaining active participant.

No excessive risk-taking, based on annual compensation risk assessment.

Compensation Philosophy and Objectives

Applied’s primary goal in compensating our executive officers is maximizing long-term shareholder return. In pursuing this goal, we seek to design and to maintain a program that will accomplish the following:

•	Attract and retain qualified and motivated executives by providing compensation that, at target performance, is competitive with a peer group of distribution industry companies,

•	Incent executives to achieve goals, and to take appropriate risks, consistent with Applied’s business strategies, and

•	Reward executives for results they influence that contribute to long-term shareholder value.

Applied is an industrial distributor in a mature market, with many companies offering the same or substantially similar products and services. In this environment, attracting and retaining talented key employees is critical to success. For this reason, while we aim to design the executive compensation program to support the successful execution of our strategy, we also examine our program’s competitiveness with other distributors’ programs. In addition, we consider trends and practices outside the industry to understand best practices and their potential implications for Applied.

Applied Industrial Technologies 2020 Proxy Statement	21

Executive Compensation

Applied believes it is important for executives to focus on both short-term and long-term performance to maximize shareholder return. Accordingly, we provide annual and long-term incentive plans designed to align executives’ interests with shareholders’.

Roles and Responsibilities

Executive Organization & Compensation Committee. The Committee is composed solely of independent directors and is responsible for the executive compensation program’s design and implementation. The Committee’s duties include the following:

•	Setting compensation components and levels for the CEO and the other executive officers,

•	Overseeing Applied’s executive compensation and benefit plans, including approving incentive awards, and

•	Approving incentive plan goals that use performance metrics and evaluating performance to determine whether goals have been achieved.

The Committee routinely receives tally sheets displaying updated data with respect to material components of each executive’s compensation and benefits, and share retention analyses. These help the Committee make decisions with respect to each component in the context of total compensation.

Independent Compensation Consultant. Pay Governance LLC serves as the Committee’s independent compensation consultant, assisting the Committee with the following:

•	Establishing the executive compensation program’s components,

•	Identifying and reviewing peer group companies,

•	Analyzing the program’s competitiveness as well as alignment with the company’s performance,

•	Setting executive officers’ annual target compensation levels, overall and by pay component, and

•	Updating the Committee on market trends, best practices, and regulatory changes affecting Applied’s executive compensation program.

Pay Governance is engaged by and reports directly to the Committee. The firm’s representative directly interacts with the Committee chair between meetings, participates in meetings, and performs assignments as requested. He also communicates with management to obtain information for completing assignments for the Committee, as well as to understand how the program supports the company’s strategic plans and needs. The firm submits its invoices to the Committee chair for approval and payment by Applied.

Pay Governance performed no other work for Applied during the year and received no other compensation from Applied outside its engagement by the Committee. Following a review of existing facts and circumstances, including factors specified in the NYSE’s listing standards, the Committee concluded that Pay Governance and its representative are independent from Applied’s management and directors.

Management. While the Committee is responsible for the program’s design and implementation, management assists the Committee in several ways.

Key executives attend portions of Committee meetings at its invitation. They prepare and present analyses at the Committee’s request, and regularly report on Applied’s performance. Our CEO also reports on the other executive officers’ individual performance and offers recommendations regarding their pay. The Committee sets the executive officers’ pay in executive session without management present.

Management assists the Committee’s consultant by providing compensation data and other input and helping the consultant understand Applied’s organizational structure, business plans, goals, and performance, and the competitive landscape. Management does not have its own executive compensation consultant.

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Executive Compensation Program Overview

Structure. The compensation program for executive officers includes the following components:

•	Base salary,

•	Annual incentive pay,

•	Long-term incentives,

•	Qualified, nonqualified, and welfare plan benefits, and

•	Change in control and termination benefits.

Base salary, annual incentive pay, and long-term incentives are the primary components and are summarized below.

Component		Description	Rationale
Base Salary		Fixed compensation paid in cash for service during year	To provide base amount of market competitive pay
Annual Incentive Pay: Management Incentive Plan		Variable compensation paid annually in cash based on performance relative to annual company goals as well as individual performance	To motivate and reward executives with respect to fiscal year company and individual performance
Long-Term Incentives	Performance Shares (55% weighting for CEO, 50% for other NEOs)	Shares earned based on achievement of company goals over a three-year period	To promote • Achievement of longer-term company goals • Stock price appreciation through use of stock-based and stock-settled instruments • Executive retention through time-based vesting
	Stock Appreciation Rights (SARs) (22.5% weighting for CEO, 25% for other NEOs)	Stock-settled awards that provide realizable compensation only to the extent our stock price appreciates
	Restricted Stock Units (RSUs) (22.5% weighting for CEO, 25% for other NEOs)	Shares earned after three years of continued service

The Committee sets base salaries to be competitive with market medians for similar positions in peer distribution companies. Target annual and long-term incentives aim to reflect market median practices of peers in order to deliver total target compensation in line with the medians of distribution peers. Actual incentive pay depends in large part on how Applied performs relative to its goals and how its stock price performs in response. As a result, actual compensation from annual and long-term incentives can vary significantly based on the company’s operating and stock price performance.

Applied’s compensation practices reflect a pay-for-performance philosophy. A majority of the NEOs’ compensation is “at risk” and tied to company-wide and individual performance. Moreover, incentive pay generally makes up a greater share of the overall opportunity for executives in more senior positions.

Applied also believes programs leading to equity ownership help align executives’ interests with shareholders’. However, the long-term incentive program is structured to avoid excessive dilution, with annual share utilization approximating 1% of shares outstanding. The Committee periodically reviews share utilization in relation to market practices in an effort to ensure Applied’s equity plan is not unduly diluting shareholders’ interests.

The Committee generally determines each executive officer’s base salary, annual incentive target compensation (expressed as a percentage of base salary), and long-term incentive target compensation independently from the other primary components of compensation. Nevertheless, the Committee also reviews data regarding total target cash compensation (salary plus annual incentive target compensation) and total target compensation (salary plus annual

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incentive target compensation plus long-term incentive target compensation) and considers the information contextually, with the company’s pay philosophy and desired pay position, when evaluating each component.

The result is a mix among base salary, annual incentive target compensation, and long-term incentive target compensation, as well as between cash and equity-based incentives, that is competitive with market median practices.

The charts below show the percentage allocation of opportunities provided in 2020 to Mr. Schrimsher and the other NEOs in the forms of base salary, annual incentive target opportunity, and long-term incentive target opportunity (awarded in equity-based instruments).

2020 TARGET COMPENSATION MIX

Mr. Schrimsher, our CEO, earns higher pay than the other officers, reflecting his role in establishing and achieving the company’s strategic goals, as well as market practices. His overall compensation is weighted, however, more toward incentive pay, particularly long-term incentives. This distinction is appropriate considering his responsibility and influence over Applied’s performance and is typical among companies in the peer group described below.

Competitive Pay Review for 2020. To help evaluate Applied’s executive compensation, the Committee created a peer group of distribution companies, primarily industrial distributors. Distributor comparisons provide the Committee insight into executive pay and benefits at companies in similar market environments.

With assistance from Pay Governance, the Committee selected 18 companies with annual sales ranging from $1.6 billion to $11.9 billion, and median sales of $4.0 billion, as compared with Applied’s annual sales of $3.5 billion for the same period. Each peer group company disclosed compensation for top officers in SEC filings. Management did not participate in selecting companies.

The 2020 peer group (the “Peer Group”) included the companies shown in the table below, all of which had also been in the 2019 peer group. KLX Inc., the other member of the 2019 peer group, was removed after being acquired.

2020 Peer Group

AAR Corp.	HD Supply Holdings, Inc.	Patterson Companies, Inc.

Anixter International Inc.	Kaman Corporation	Pool Corporation

BMC Stock Holdings, Inc.	LKQ Corporation	ScanSource, Inc.

Beacon Roofing Supply, Inc.	MRC Global Inc.	WESCO International, Inc.

Fastenal Company	MSC Industrial Direct Co., Inc.	Watsco, Inc.

GMS Inc.	NOW Inc.	Wesco Aircraft Holdings, Inc.

Pay Governance then prepared a compensation review and assessment, analyzing the competitiveness of target compensation for Applied’s CEO and CFO positions relative to comparable Peer Group data. Pay Governance did not analyze Peer Group data for other officer positions for 2020 (although it had done so for 2019), but reported on broader compensation trends to assist the Committee in evaluating target pay levels.

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The study identified Peer Group pay for each position at the 25th, 50th, and 75th percentile levels. The 50th percentile is referred to here as the “market median” and represents Applied’s target pay objective.

Beyond the Peer Group data, Pay Governance presented other pay data from several broad industrial company surveys. The Committee requested this supplemental data to help confirm the reliability of the Peer Group data.

Pay Governance analyzed base salary, annual incentive target compensation as a percentage of base salary, total cash target compensation (base salary plus annual incentive target compensation), long-term incentive target compensation, and total direct target compensation (total cash target compensation plus long-term incentive target compensation).

The study also compared Applied’s performance in the past one, three, and five years with the Peer Group companies’ performance, considering metrics such as sales growth, EBITDA growth, cash flow growth, EBITDA margin, cash flow margin, net income margin, ROA, and total shareholder return. The comparisons assist the Committee in examining how Applied’s executive pay aligns with company performance relative to peers.

Using Pay Governance’s study, the Committee evaluated each primary compensation component. In most years, including 2020, the Committee seeks to compensate executives near the market median if Applied’s performance targets are achieved. Sustained performance below target levels should result in realized total compensation below market medians, and performance that exceeds target levels should result in realized total compensation above market medians.

However, market medians and ranges only represent beginning reference points; the Committee also uses its subjective judgment to adjust targeted compensation to reflect factors such as individual performance and skills, long-term potential, tenure in the position, internal equity, retention considerations, and the position’s importance in Applied’s organization.

Detailed Review of Compensation Components

Base Salary. The Committee observes a general policy that base salaries for executive officers who have been in their positions for at least three years and are meeting performance expectations should approximate the market median for comparable positions. As with all pay components, however, the Committee, using its subjective judgment, sets salaries higher or lower to reward individual performance and skills and other considerations such as those mentioned above.

In 2020, after considering the Peer Group data, executive pay trends in the broader market, and the more subjective factors referenced above, the Committee approved increases of less than 4% to two NEOs’ base salaries. Mr. Schrimsher’s base salary was not adjusted. The Committee’s actions maintained the officers’ pay at competitive levels relative to market medians and reflected a discipline of managing base salaries within the framework of Applied’s pay philosophy and competitive data.

Amid the economic downturn that arose out of the COVID-19 pandemic and the responsive actions of governmental authorities and businesses, management temporarily reduced its salaries beginning in mid-April and continuing into fiscal 2021, with Mr. Schrimsher’s reduced by 20%; the Committee ratified these reductions.

Annual Incentive Pay. With the annual Management Incentive Plan, the Committee seeks to reward the executive officers, in cash, for achieving fiscal year goals. In general, the Committee seeks to pay total cash compensation near the market median when Applied meets its goals, and to pay above (or below) the median when Applied exceeds (or falls short of) its goals.

At the beginning of the fiscal year, after the Board reviews Applied’s annual business plan as prepared and presented by management, the Committee develops objective goals and targets for the Management Incentive Plan. The Committee considers the market outlook and the business plan, along with the available opportunities and attendant risks.

In 2020, consistent with historical practice, the Committee established goals based on company-wide measures that it considers key indicators of shareholder value creation:

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•	Net Income – bottom-line profitability; and

•	Cash Provided by Operating Activities – a cash-based measure of company performance.

Sixty percent of each executive officer’s Management Incentive Plan payout was determined based on the level of achievement of net income and 20% was determined based on the level of achievement of cash provided by operating activities, as well as each executive officer’s target incentive award value. The Committee sets goals for the performance measures that it believes are attainable, but that require executives to perform at a consistently high level to achieve target award values. Target and maximum incentive objectives for 2020 are shown in the table below:

Net Income (weighted 60%)	Under $145.2 million	$145.2 million	$170.8 million	$205.0 million
% of Prorated Portion of Target Award	0%	50%	100%	200%
% Change Compared with 2019 Net Income	—	0.8%	18.6%	42.4%

Cash Provided by Operating Activities (weighted 20%)	Under $192.6 million	$192.6 million	$226.6 million	$283.3 million
% of Prorated Portion of Target Award	0%	50%	100%	200%
% Change Compared with 2019 Cash Provided by Operating Activities	—	6.6%	25.5%	56.9%

The payouts for these components could have ranged from 0% to 200% of the executive officers’ target award values. The Committee established this range, consistent with prior years, after considering Pay Governance’s report on market practices. Payouts for each performance measure are prorated on a straight-line basis for results falling between the threshold 50%, 100%, and maximum 200% payout levels.

The Committee assigned an annual incentive target, expressed as a percentage of salary, to each executive officer. The Committee assigned target percentages for 2020 to approximate market practices, as shown in Pay Governance’s review, resulting in maintaining the percentages at the same levels as in 2019 and 2018. The 2020 targets follow:

Name	Base Salary ($) (1)	Incentive Target (%)	Target Award Value ($)
N. Schrimsher	900,000	105	945,000
D. Wells	440,000	65	286,000
F. Bauer	420,000	55	231,000
W. Hoffner	385,000	60	231,000
K. Loring	360,000	55	198,000

(1)	Base salaries exclude impact of temporary salary reductions.

Actual 2020 financial results were unfavorably impacted by a $131.0 million noncash goodwill impairment charge ($118.8 million net of tax) associated with our 2018 acquisition of FCX Performance, Inc. The third quarter charge was the result of end-market softness in our Flow Control operations and changes in growth projections from the macroeconomic backdrop. After reviewing the reported financial results, the Committee concluded they did not reflect the company’s underlying operating performance and management’s achievements for the year.

The Management Incentive Plan terms provide the Committee the authority, in its sole discretion, to make adjustments in order to prevent diminution or enlargement of the benefits intended to be conferred, in a manner the Committee determines is equitably required by changes or events such as those specified above. After deliberation, the Committee excluded the goodwill impairment charge from the achievement calculations and also made certain other adjustments for one-time items, the largest of which was to exclude $7.9 million of restructuring costs ($6.1 million net of tax) incurred to position the business more favorably in the market environment.

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As a result of Applied’s 2020 performance, as adjusted, the Management Incentive Plan payouts for the net income and cash provided by operating activities components were as follows:

Goal	2020 Achievement ($)	Payout as % of Prorated Portion of Target Award
Net Income (weighted 60%)	153.5 million (1)	66.3%
Cash Provided by Operating Activities (weighted 20%)	296.7 million	200.0%

(1)	Net income amount reflects adjusted achievement.

The remaining 20% of each executive officer’s plan opportunity was tied to the Committee’s evaluation of individual performance relative to strategic objectives approved by the Committee.

After evaluating individual performance, with Mr. Schrimsher reporting on the other officers’ performance, the Committee approved the following payouts for this final component: Mr. Schrimsher, $189,000; Mr. Wells, $57,200; Mr. Bauer, $46,200; Mr. Hoffner, $46,200; and Mr. Loring, $43,560.

Shown below are the NEOs’ total 2020 Management Incentive Plan payouts:

Name	Annual Incentive Payout ($)

N. Schrimsher	942,921

D. Wells	285,371

F. Bauer	230,492

W. Hoffner	230,492

K. Loring	201,524

The average NEO payout, as a percentage of the target awards, was 100.2%.

Considering company goals only, Management Incentive Plan achievements for the most recent five years, as a percentage of targeted achievement, were as follows:

Year	Achievement of Company Goals (Blended %)

2020	99.7

2019	61.3

2018	154.1

2017	147.2

2016	50.0

Long-Term Incentives. In the first quarter, the Committee made long-term incentive awards to the executive officers under the 2015 Long-Term Performance Plan. Subsequent to those awards, at the 2019 annual meeting, the shareholders adopted the 2019 Long-Term Performance Plan to replace the 2015 plan.

The plans reward executives for achieving long-term goals and authorize incentive awards in a variety of forms. The Committee makes awards annually, near the start of the year, after reviewing the previous fiscal year’s financial results.

As with the other primary compensation components, the Committee sets the awards’ value after reviewing the independent consultant’s target compensation study. In most years, the Committee seeks to provide awards with a targeted value near the market median for equivalent positions, with variation to reward individual performance and skills, as well as to reflect factors such as long-term potential, responsibility, tenure in the position, internal equity, retention considerations, and the position’s importance in Applied’s organization.

The Committee uses long-term incentive awards for purposes of motivation, alignment with long-term company goals, and retention. The Committee intends to pay total long-term compensation near the market median when Applied

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meets its goals and above when Applied exceeds its goals. If goals are not achieved, then long-term compensation should fall below the market median.

After considering the Pay Governance’s study and the subjective factors identified above, the Committee approved adjustments to the NEOs’ annual long-term incentive target values, including increasing Mr. Schrimsher’s target value by 12.5%. Because Mr. Schrimsher did not earn increases to his base salary and annual incentive target in 2020, the effect was to weight his overall pay more to programs intended to drive long-term performance.

Emphasizing operating performance, the Committee awarded the NEOs long-term incentive target value using three vehicles, all stock-settled, in the approximate weightings shown:

2020 LONG-TERM INCENTIVE AWARDS

The Committee believes these combinations appropriately balance the vehicles’ distinct purposes, with Mr. Schrimsher’s weighting, as befits his broad responsibilities, tilted more toward the operating performance-driven performance shares. Reflecting Applied’s culture, the mix differs from the norm for the Peer Group companies, which tend to place greater emphasis on options/SARs and service-based restricted stock. The awards also reflect the Committee’s subjective judgment that long-term incentive earnings should be paid in shares.

In determining numbers of performance shares to be targeted and SARs and RSUs to be awarded, the Committee values Applied’s shares based on data provided by Pay Governance. To reduce the impact of short-term stock price volatility, the valuation method uses an average closing share price for 90 trading days prior to the grant. The Grants of Plan-Based Awards table on page 37 shows the threshold, target, and maximum payouts for the performance shares, as well as the number of SARs and RSUs awarded to the NEOs.

The following paragraphs describe the executive officers’ 2020 awards, as well as performance for the year under the performance share programs:

•	Stock Appreciation Rights (22.5% of CEO’s Target Long-Term Incentive Value)

The Committee and management believe SARs are strong performance-based vehicles, as the awards’ value depends on Applied’s stock price growth; until Applied performs in a manner that is recognized by the stock market and creates gains for shareholders, SARs have no value to executives. The base stock price is the market closing price on the grant date. SARs have a ten-year term and vest 25% on each of the first four anniversaries of the grant date, subject to continuous employment with Applied, thereby promoting executive retention. Unvested SARs vest on an executive officer’s retirement, but the remaining term for all the outstanding SARs is truncated to three years. The effect of other events on SARs and the other incentive vehicles is discussed in “Potential Payments upon Termination or Change in Control,” beginning on page 41.

The Committee intends for SARs to align the interests of management and shareholders in achieving long-term growth in the value of Applied’s stock by using a form of award the value of which is determined primarily by long-term stock price appreciation. The four-year vesting period, ten-year term, and stock-settled nature of the SARs are consistent with this objective. Moreover, SARs are less dilutive than stock options, further protecting shareholder interests.

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•	Restricted Stock Units (22.5% of CEO’s Target Long-Term Incentive Value)

RSUs are grants valued in shares of Applied stock, but shares are not issued to executives until the grants vest on the third anniversary of the award date, assuming continued employment with Applied. The Committee believes cliff vesting is more demanding than typical market practice, but appropriate considering the nature of the award. The RSUs do vest, albeit pro rata, if an executive retires during the three-year term. RSU grants under the 2015 Long-Term Performance Plan paid dividend equivalents on a current basis, but grants under the 2019 Long-Term Performance Plan, adopted in October 2019, provide for the accrual of dividend equivalents and payment on vesting.

The Committee considers RSUs to be a good tool for retaining executives. Because their value will increase or decrease over the three-year vesting period along with Applied’s stock, RSUs also promote efforts to maximize long-term shareholder return.

•	2020-2022 Performance Shares (55% of CEO’s Target Long-Term Incentive Value)

Performance shares provide incentives to achieve goals over a three-year period. At the beginning of a period, the Committee sets a target number of shares of Applied stock to be paid to each executive at the end of the period, assuming continued employment. The actual payout is then calculated, relative to the target, based on Applied’s achievement of objective goals. If an executive retires during the three years, the performance shares vest on a pro rata basis, tied to the period worked and actual performance during that period.

As a new three-year period begins, the Committee reviews the business plan and market outlook for each year of the period. Then, after also considering the independent consultant’s guidance as to market practices, the Committee determines performance measures and goal ranges at which payouts can be earned for each year; i.e., the goals for each year of a three-year period are established and approved at the start of the three-year period.

Applied’s approach, as opposed to setting goals covering the full three-year period, reduces the risk that any given year of over or under-performance unduly influences payouts for the full three years.

The Committee sets goals it believes are attainable without inappropriate risk-taking, but that still require executives to perform on a sustained basis at a consistently high level to achieve the targeted payout.

Payouts can range from 0% to 200% of the target number of shares. The target payout is 100% of the target number assigned to the executive. The Grants of Plan-Based Awards table on page 37 shows the threshold, target, and maximum payouts for performance shares awarded in 2020.

Because the payout is measured in shares, the award’s value depends on both the company’s operating performance and its stock price, motivating executives throughout the performance period with regard to both.

For the 2020-2022 performance shares, consistent with prior years, the Committee set separate goals for each year of the period, with 75% of an award tied to Applied’s EBITDA and 25% to ROA. ROA improvements can be achieved by, among other things, increasing sales and margins, as well as improving working capital management, all of which are important objectives for industrial distributors.

The Committee considered these metrics to be appropriate measures of management’s impact on operating performance and efficiency over a three-year period. The metrics also balanced the Management Incentive Plan’s emphasis on bottom-line results and cash flow.

Each participant’s targeted number of shares for the three-year period is divided into one-third for each year. Shares awarded for achievement during a particular year are then “banked” for distribution at the end of the three-year term and do not affect the banking of shares for the other years.

Using individual years’ performance makes achieving maximum awards for the full three-year period more difficult because results exceeding maximum goals in any one year do not make up for shortfalls in other years.

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The goals for the first year of the performance period, 2020, follow:

EBITDA (weighted 75%)	Under $262.7 million	$262.7 million	$328.4 million	$410.5 million
% of Prorated Portion of Target Share Award for 2020	0%	50%	100%	200%
% Change Compared with 2019 EBITDA	—	(20.0)%	0%	25%

ROA (weighted 25%)	Under 5.8%	5.8%	7.3%	9.1%
% of Prorated Portion of Target Share Award for 2020	0%	50%	100%	200%
% Change Compared with 2019 ROA	—	(7.9)%	15.9%	44.4%

Banked awards could range from 0% to 200% of the executive officers’ target share award values. The Committee established this range after considering Pay Governance’s guidance as to market practices. Awards for each performance measure were to be prorated on a straight-line proportional basis for results between the threshold 50%, 100%, and maximum 200% payout levels.

The Committee set the performance shares’ goals near the beginning of the year. Actual 2020 financial results were unfavorably impacted by a $131.0 million noncash goodwill impairment charge ($118.8 million net of tax) associated with our 2018 acquisition of FCX Performance, Inc. The third quarter charge was the result of end-market softness in our Flow Control operations and changes in growth projections from the macroeconomic backdrop. After reviewing the reported financial results, the Committee concluded they did not reflect the company’s underlying operating performance and management’s achievements for the year.

The performance shares’ terms provide the Committee the authority, in its sole discretion, to make adjustments in order to prevent diminution or enlargement of the benefits intended to be conferred, in a manner the Committee determines is equitably required by changes or events such as those specified above. After deliberation, the Committee excluded the goodwill impairment charge from the achievement calculations and also made certain other adjustments for one-time items, the largest of which was to exclude $7.9 million of restructuring costs ($6.1 million net of tax) incurred to position the business more favorably in the market environment.

As a result of 2020 achievements, as adjusted, participants banked awards, to be distributed in shares of Applied stock following the end of 2022, as follows:

2020 Goal	2020 Adjusted Achievement	Banked Award as % of Target Performance Shares for 2020

EBITDA (weighted 75%)	$298.5 million	77.2%

ROA (weighted 25%)	6.4%	70.0%

		Overall: 75.4%

•	2019-2021 Performance Shares (2020 performance)

As described above, the Committee sets separate goals for each year of a three-year performance share program at the time the program is adopted. So, while 2020 was the first year of the 2020-2022 performance period, it was also the second year of the 2019-2021 performance period and the third year of the 2018-2020 performance period. For the 2019-2021 performance shares, the 2020 goals, adopted in August 2018, follow:

EBITDA (weighted 75%)	Under $321.7 million	$321.7 million	$402.1 million	$502.6 million

% of Prorated Portion of Target Share Award for 2020	0%	50%	100%	200%

ROA (weighted 25%)	Under 7.5%	7.5%	9.4%	11.8%

% of Prorated Portion of Target Share Award for 2020	0%	50%	100%	200%

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The 2019-2021 performance share programs, and prior programs, calculated EBITDA by adding to operating income (i) depreciation and amortization of property, (ii) amortization of stock options and SARs, and (iii) goodwill and intangibles amortization and impairment. The calculation was changed beginning with the 2020-2022 program to reflect a more commonly used calculation, which is adding net income, interest expense, income taxes, depreciation, and intangibles amortization.

With 2020 performance falling short of threshold goals, the participants did not bank awards for 2020. The award banked for the program’s first year, 2019, as a percentage of target performance shares, was 76.3%.

•	2018-2020 Performance Shares (2020 performance)

The goals for the final year of the 2018-2020 performance shares program, adopted in August 2017, prior to the FCX Performance, Inc. acquisition in January 2018 and the Tax Cuts and Jobs Act of 2017, follow:

EBITDA (weighted 75%)	Under $217.7 million	$217.7 million	$272.1 million	$340.1 million

% of Prorated Portion of Target Share Award for 2020	0%	50%	100%	200%

ROA (weighted 25%)	Under 8.2%	8.2%	10.2%	12.8%

% of Prorated Portion of Target Share Award for 2020	0%	50%	100%	200%

Similar to the 2019-2021 performance shares, the 2018-2020 program calculated EBITDA by adding to operating income (i) depreciation and amortization of property, (ii) amortization of stock options and SARs, and (iii) goodwill and intangibles amortization and impairment.

When the Committee set the performance goals at the beginning of the period, the goals did not contemplate the FCX acquisition and the Tax Cuts and Jobs Act. The performance shares’ terms provide the Committee the authority, in its sole discretion, to make adjustments in order to prevent diminution or enlargement of the benefits intended to be conferred, in a manner the Committee determines is equitably required by changes or events such as these. After deliberations, the Committee exercised this authority and adjusted achievements for purposes of the 2018-2020 performance shares to exclude the impact of the two developments.

As a result of 2020 achievements, as adjusted relative to the FCX acquisition and the Tax Cuts and Jobs Act, as well as the goodwill impairment charge and certain other one-time items, participants were awarded shares of Applied stock as follows:

2020 Goal	2020 Adjusted Achievement	Award as % of Target Performance Shares for 2020

EBITDA (weighted 75%)	$223.0 million	54.9%

ROA (weighted 25%)	8.6%	60.0%

		Overall: 56.2%

The awards banked for the program’s first two years, as a percentage of target performance shares, were 149.2% in 2018 and 114.6% in 2019. The average payout for the full three-year period was 106.7%.

Qualified, Nonqualified, and Welfare Plan Benefits. Through the plans described below, we seek to provide benefits comparable to those available at Peer Group and other similarly sized companies. The Committee, with its independent consultant’s assistance, reviews executive-level benefits periodically and compares them with market information, considering executives’ positions and years of service.

•	Qualified savings plan

Applied maintains a defined contribution plan with a section 401(k) feature (the Retirement Savings Plan, or “RSP”) for eligible U.S. employees, including NEOs.

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•	Nonqualified deferred compensation plans

The Committee believes that providing competitive supplemental retirement benefits is important for executive recruitment and retention. Statutory limits exist, however, on the value of benefits executives can receive under the company’s qualified savings plan.

Accordingly, in 2012 the Committee adopted the Key Executive Restoration Plan (the “KERP”), an unfunded, nonqualified deferred compensation plan. To participate in the KERP, an executive must be designated by the Committee or the Board. Applied credits a bookkeeping account for each participant with an amount equal to (i) 6.25% (unless the Committee or the Board specifies a different percentage) of the participant’s base salary and annual actual cash incentive pay for the calendar year, minus (ii) the amount of company contributions credited to the participant under the RSP. Account balances are deemed invested in mutual funds selected by the participant from a menu of diverse investment options. In this way, participants take responsibility for funding their own retirement benefits. Further, because of the use of incentive pay in the KERP formula, company contributions are tied in part to Applied’s annual performance results.

To be eligible for KERP account credits, participants must be employed on the last day of a year or have retired, died, or become disabled during the year. Unless otherwise determined by the Committee or the Board, credits to a participant’s account vest based on years of service with Applied, 25% per year. In addition, a participant will be 100% vested in the event of attainment of age 65, death, disability, or certain separations from service within one year after a change in control (as defined in the KERP).

Each NEO participates in the KERP. The Committee set Mr. Schrimsher’s account credit percentage at 10%.

Applied also maintains the Supplemental Defined Contribution Plan, which permits highly compensated U.S. employees to defer portions of their pay and to accumulate nonqualified savings. Applied does not contribute to the plan and participants are not provided above-market or guaranteed returns. We describe the plan, along with the KERP, more fully in “Nonqualified Deferred Compensation,” at pages 39-40.

•	Welfare plans

Applied maintains a contributory health care plan as well as life and disability insurance plans for U.S. employees. Executive officers may also participate in executive life and disability insurance programs.

Applied provides continuation health care coverage, at the employee contribution rate, to executive officers who retire after reaching age 55, with at least ten years’ service, for the 18-month period under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”). In addition, when the retiree attains age 65, Applied provides Medicare supplement coverage through a third-party policy. Individuals first elected as executive officers after 2012 are not eligible for these benefits; Messrs. Schrimsher and Bauer are the only remaining active eligible executives.

Perquisites and Other Personal Benefits. Applied does not offer perquisites such as company automobiles or allowances, financial planning and tax services, or country clubs to the NEOs.

Applied provides executive officers five weeks’ vacation per calendar year; other employees get five weeks when they reach 25 years of service. Unused vacation time is forfeited at the end of each calendar year.

Change in Control and Termination Benefits. Upon his hire, Applied and Mr. Schrimsher entered into a CEO-level severance agreement providing termination benefits as described in “Potential Payments upon Termination or Change in Control,” beginning on page 41. Applied does not have employment contracts with the other NEOs, nor does it have an executive severance policy. The Committee retains discretion to determine severance benefits, if any, to be offered to the other NEOs if the company terminates their employment, other than in the circumstance of a change in control.

The company’s only change in control agreements are with Messrs. Schrimsher, Wells, Bauer, and Loring. The arrangements are designed to retain executives and to promote management continuity if an actual or threatened change in control occurs. The Board approved the agreements primarily because it believes that the executives’ continued attention and dedication to their duties under the adverse circumstances attendant to a change or potential change in control are ultimately in the best interests of Applied and its shareholders.

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The agreements provide severance benefits if an executive’s employment is terminated by the officer for “Good Reason” or by Applied “Without Cause” (each as defined in the agreements) and the termination occurs within two years (three years under an older agreement with Mr. Bauer) after a change in control. These “double trigger” arrangements are consistent with typical market practices. The executive, in turn, must not compete with Applied for three years following termination (one year under the older agreement). Change in control agreements entered into after 2011, including with Messrs. Schrimsher, Wells, and Loring, do not provide for a gross-up for excise taxes. We describe the agreements more fully on pages 42-43 of this proxy statement.

Stock Ownership and Retention Guidelines

The Committee believes executives should accumulate meaningful equity stakes in Applied to align their economic interests with shareholders’ interests, thereby promoting the objective of increasing shareholder value. Accordingly, we have adopted stock ownership guidelines, requiring that executive officers not dispose of stock unless their “owned” shares’ market value equals or exceeds the following annual base salary multiples immediately after the disposition:

Position	Stock Ownership Guideline

Chief Executive Officer	5x base salary

Other Executive Officers	3x base salary

“Owned” shares, per the guidelines, include those owned outright, those owned beneficially in Applied’s Retirement Savings Plan, and RSUs, but do not include SARs or performance shares.

The guidelines do not require an executive immediately to acquire shares if the executive’s ownership is below the applicable guideline.

Until the guideline is achieved, executives must retain net shares received from exercising SARs or the vesting of RSUs or performance shares. “Net shares” are shares that remain after shares are sold or netted to pay withholding taxes.

At June 30, 2020, the value of the NEOs’ holdings (determined as described above) and their guidelines are shown below:

Name	Value of Applied Stock Holdings ($)	Stock Ownership Guideline ($) (1)

N. Schrimsher	9,497,380	4,500,000

D. Wells (hired in May 2017)	515,341	1,320,000

F. Bauer	5,848,563	1,260,000

W. Hoffner	1,608,726	1,155,000

K. Loring (hired in July 2014)	1,022,323	1,080,000

(1)	Based on salaries excluding the impact of the temporary salary reductions.

The Committee monitors compliance with the guidelines, interprets them, and must approve exceptions. The Committee also periodically reviews the guidelines and compares them with market data reported by the independent consultant and others.

Consistent with the objectives of the stock ownership guidelines, the company prohibits its insiders (including directors, officers, and other employees with access to material inside information about Applied) from engaging in:

•	Short sales of Applied’s stock;

•	Market transactions in puts, calls, warrants, or other derivative securities based on Applied stock; and

•	Hedging or monetization transactions such as prepaid variable forward contracts, equity swaps, collars, and exchange funds.

Applied Industrial Technologies 2020 Proxy Statement	33

Executive Compensation

Clawback Provisions

Because incentive awards are intended to motivate executives to act in Applied’s best interests, the Committee includes provisions in award terms to claw back compensation under certain circumstances:

•

The Committee may terminate or rescind an award and, if applicable, require an executive to repay cash or shares (and dividends, distributions, and dividend equivalents paid thereon) issued pursuant to the award within the previous 12 months (and proceeds thereof), if the Committee determines that, during the executive’s employment with Applied or during the period ending 12 months following separation from service, the executive competed with Applied or in certain other circumstances engaged in acts inimical to Applied’s interests.

•

The Committee may require an executive to repay cash or shares (and dividends, distributions, and dividend equivalents paid thereon) issued pursuant to an award within the previous 36 months (and proceeds thereof) if (i) Applied restates its historical consolidated financial statements and (ii) the Committee determines that (x) the restatement is a result of the executive’s, or another executive officer’s, willful misconduct that is unethical or illegal, and (y) the executive’s earnings pursuant to the award were based on materially inaccurate financial statements or materially inaccurate performance metrics that were invalidated by the restatement.

Tax Deductibility and Regulatory Considerations

Internal Revenue Code (the “Code”) section 162(m) limits the amount of compensation a publicly held corporation may deduct as a business expense for federal income tax purposes. The limit, which applies to the principal executive officer, the principal financial officer, and the three other most highly compensated executive officers, as well as certain former executive officers, is $1 million per individual per year, subject to certain exceptions.

Prior to January 1, 2018, the law provided an exception for performance-based compensation. Effective with The Tax Cuts and Jobs Act of 2017, this exception was repealed; accordingly, new performance-based awards under executive incentive programs are subject, like other compensation, to the limit on deductibility.

In general, the Committee has sought to preserve the tax deductibility of compensation without compromising the Committee’s flexibility in designing an effective, competitive compensation program. The Committee has paid, and reserves the right to continue to pay, nondeductible compensation if it is in Applied’s best interests.

Conclusion

The Committee reviews all components of Applied’s executive compensation program. When making a decision regarding any component of an executive officer’s compensation, the Committee takes into consideration the other components.

The Committee believes that the executive officers’ compensation is appropriate and that the program’s components are consistent with market standards. The program takes into account Applied’s performance compared to the Peer Group, and appropriately aligns executive compensation with Applied’s annual and long-term financial results and to long-term financial return to shareholders. The Committee believes the foregoing philosophy is consistent with Applied’s culture and objectives and will continue to serve as a reasonable basis for administering Applied’s total compensation program for the foreseeable future.

34	Applied Industrial Technologies 2020 Proxy Statement

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Summary Compensation Table — Fiscal Years 2020, 2019, and 2018

The following table summarizes information, for the years ended June 30, 2020, 2019, and 2018, regarding the compensation of Applied’s CEO, CFO, and the three other most highly compensated executive officers at June 30, 2020.

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Neil A. Schrimsher President & Chief Executive Officer	2020	864,275	2,131,751	609,782	942,921	0	159,075	4,707,804
	2019	900,000	2,000,363	696,010	652,239	0	244,765	4,493,377
	2018	875,000	1,604,070	562,330	1,371,014	0	228,898	4,641,312

David K. Wells Vice President – Chief Financial Officer & Treasurer	2020	433,887	354,462	118,088	285,371	0	38,029	1,229,837
	2019	425,000	353,943	122,250	196,193	0	51,279	1,148,665
	2018	410,000	278,730	97,612	392,357	0	214,218	1,392,917

Fred D. Bauer Vice President – General Counsel & Secretary	2020	414,165	306,123	99,764	230,492	926,654	43,204	2,020,402
	2019	420,000	310,589	109,210	159,436	171,316	54,767	1,225,318
	2018	410,000	262,940	92,307	327,485	0	51,375	1,144,107

Warren E. Hoffner Vice President, General Manager – Fluid Power & Flow Control	2020	379,651	268,534	88,566	230,492	0	32,842	1,000,085
	2019	375,000	252,669	88,020	155,295	0	41,908	912,892
	2018	342,500	183,990	65,782	290,543	0	37,422	920,237
Kurt W. Loring Vice President – Chief Human Resources Officer	2020	354,999	284,647	94,674	201,524	0	29,518	965,362
	2019	360,000	288,912	101,060	136,660	0	39,986	926,618
	2018	348,000	242,000	84,880	281,791	0	36,105	992,776

(1)

Amid the economic downturn that arose out of the COVID-19 pandemic and the responsive actions of governmental authorities and businesses, base salaries were temporarily reduced beginning in mid-April 2020 and continuing into fiscal 2021.

(2)

Amounts represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to determine the awards’ grant date fair values are described in the notes to Applied’s consolidated financial statements, included in our annual reports on Form 10-K for those years. The 2020 awards are described in the Compensation Discussion and Analysis at pages 27-30 and the Grants of Plan-Based Awards table at page 37. The amounts reported for 2020 in the Stock Awards column are totals of the following:

Name	RSUs ($)	Performance Shares ($)

N. Schrimsher	592,570	1,539,181

D. Wells	113,127	241,335

F. Bauer	96,966	209,157

W. Hoffner	86,192	182,342

K. Loring	91,579	193,068

Performance shares’ grant date fair values assume performance at the target achievement level. If instead it were assumed that the highest level of performance would be achieved, then the grant date fair values would be twice the amounts reported for the performance shares.

Applied Industrial Technologies 2020 Proxy Statement	35

Executive Compensation

(3)	Amounts shown reflect Management Incentive Plan earnings.

(4)

Mr. Bauer participates in the Supplemental Executive Retirement Benefits Plan, a nonqualified defined benefit plan that was frozen in 2012. He is the only remaining active participant. The amounts in this column reflect increases in the estimated actuarial present values of his historical accrued benefits. Mr. Bauer is partially vested in his benefits.

The 2020 figure is the difference between the number shown in the Pension Benefits table on page 41 for 2020 year-end and the same item calculated for July 1, 2019. See the notes to that table for information regarding how estimated amounts were calculated.

In 2012, the Committee stopped the accrual of additional plan benefits by virtue of years of service and compensation levels. Accordingly, the values in this column relate to changes in the discount rate and the components of the three-segment interest rate structure, as well as to mortality factor adjustments, as described below.

The SERP uses interest rates and mortality tables imposed on tax-qualified pension plans by Code section 417(e). The value for 2020 reflects a 1.50% discount rate and a three-segment interest rate structure in effect for January 2020, with 1.91% for the first five years, 2.93% for the next 15 years, and 3.54% thereafter.

The value for 2019 reflects a 2.75% discount rate and a three-segment interest rate structure in effect for January 2019, with 3.19% for the first five years, 4.25% for the next 15 years, and 4.60% thereafter. The value for 2018 reflect a 3.50% discount rate and a three-segment interest rate structure in effect for January 2018, with 2.48% for the first five years, 3.65% for the next 15 years, and 4.15% thereafter.

In addition, in each successive year, the mortality table reflects adjustments pursuant to Code section 417(e). Present values were determined assuming zero probability of termination, retirement, death, or disability before normal retirement age (age 65).

(5)	Amounts in this column for 2020 are totals of the following:

●	Retirement Savings Plan (section 401(k) plan) matching contributions,

●	KERP account credits,

●	Company contributions for executive life insurance, for a $300,000 benefit, and

●	Estimated values of perquisites and other personal benefits.

Amounts relating to the following perquisites and other personal benefits provided to NEOs are included: annual expense related to post-retirement health care coverage for Messrs. Schrimsher and Bauer (the only remaining active executives eligible for this benefit), and company contributions for officer-level accident insurance benefits. No perquisite or personal benefit exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits in 2020.

The following table itemizes “All Other Compensation” for 2020:

Name	Retirement Savings Plan Contributions ($)	Key Executive Restoration Plan Account Credits ($)	Gross-up Payments ($)	Life Insurance Benefits ($)	Perquisites and Other Personal Benefits ($)

N. Schrimsher	7,269	146,935	0	814	4,057

D. Wells	6,069	30,875	0	1,028	57

F. Bauer	5,977	27,815	0	755	8,657

W. Hoffner	5,110	26,252	0	1,423	57

K. Loring	6,323	22,641	0	497	57

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Executive Compensation

Grants of Plan-Based Awards — Fiscal Year 2020

In 2020, the Executive Organization & Compensation Committee awarded the following incentive opportunities and grants under the 2015 Long-Term Performance Plan to the NEOs:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Base Price of Option Awards ($/Share) (4)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
N. Schrimsher	8/13/2019							11,000			592,570
	8/13/2019								59,900	53.87	609,782
	9/13/2019 (Perf. Shares)				14,350	28,700	57,400
	9/13/2019 (Management Incentive Plan)	472,500	945,000	1,890,000
D. Wells	8/13/2019							2,100			113,127
	8/13/2019								11,600	53.87	118,088
	9/13/2019 (Perf. Shares)				2,250	4,500	9,000
	9/13/2019 (Management Incentive Plan)	143,000	286,000	572,000
F. Bauer	8/13/2019							1,800			96,966
	8/13/2019								9,800	53.87	99,764
	9/13/2019 (Perf. Shares)				1,950	3,900	7,800
	9/13/2019 (Management Incentive Plan)	115,500	231,000	462,000
W. Hoffner	8/13/2019							1,600			86,192
	8/13/2019								8,700	53.87	88,566
	9/13/2019 (Perf. Shares)				1,700	3,400	6,800
	9/13/2019 (Management Incentive Plan)	115,500	231,000	462,000
K. Loring	8/13/2019							1,700			91,579
	8/13/2019								9,300	53.87	94,674
	9/13/2019 (Perf. Shares)				1,800	3,600	7,200
	9/13/2019 (Management Incentive Plan)	99,000	198,000	396,000

(1)

The 2020 Management Incentive Plan is described in the Compensation Discussion and Analysis at pages 25-27. Payouts under the plan are shown in the column marked “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

(2)	The 2020-2022 performance shares program is described in the Compensation Discussion and Analysis at pages 29-30.
(3)	RSUs are described in the Compensation Discussion and Analysis at page 29.
(4)	SARs are described in the Compensation Discussion and Analysis at page 28. Their base price is our stock’s closing price on the NYSE on the grant date.

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Executive Compensation

Outstanding Equity Awards at Fiscal 2020 Year-End

The table below presents information about the NEOs’ outstanding SARs, RSUs, and performance shares at June 30, 2020.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Share)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)
N. Schrimsher	87,600	0		32.30	10/25/2021
	34,400	0		41.29	8/9/2022
	35,000	0		50.74	8/13/2023
	37,500	0		49.04	8/12/2024
	64,800	0		38.36	8/11/2025
	54,075	18,025	(1)	48.19	8/11/2026
	26,500	26,500	(2)	54.90	8/10/2027
	10,675	32,025	(3)	74.55	8/9/2028
	0	59,900	(4)	53.87	8/13/2029
						9,800	(5)	611,422	22,082	(6)	1,377,696
						8,900	(7)	555,271	11,048	(8)	689,285
						11,000	(9)	686,290	26,347	(10)	1,643,789
D. Wells	27,000	0		57.85	6/21/2027
	4,600	4,600	(2)	54.90	8/10/2027
	1,875	5,625	(3)	74.55	8/9/2028
	0	11,600	(4)	53.87	8/13/2029
						1,700	(5)	106,063	3,840	(6)	239,578
						1,600	(7)	99,824	1,939	(8)	120,974
						2,100	(9)	131,019	4,131	(10)	257,733
F. Bauer	8,800	0		26.96	8/9/2021
	8,400	0		41.29	8/9/2022
	7,600	0		50.74	8/13/2023
	7,300	0		49.04	8/12/2024
	12,000	0		38.36	8/11/2025
	9,900	3,300	(1)	48.19	8/11/2026
	4,350	4,350	(2)	54.90	8/10/2027
	1,675	5,025	(3)	74.55	8/9/2028
	0	9,800	(4)	53.87	8/13/2029
						1,600	(5)	99,824	3,627	(6)	226,289
						1,400	(7)	87,346	1,704	(8)	106,313
						1,800	(9)	112,302	3,580	(10)	223,356
W. Hoffner	12,200	0		41.29	8/9/2022
	8,200	0		50.74	8/13/2023
	9,300	0		49.04	8/12/2024
	7,100	0		38.36	8/11/2025
	6,600	2,200	(1)	48.19	8/11/2026
	3,100	3,100	(2)	54.90	8/10/2027
	1,350	4,050	(3)	74.55	8/9/2028
	0	8,700	(4)	53.87	8/13/2029
						1,100	(5)	68,629	2,561	(6)	159,781
						1,100	(7)	68,629	1,410	(8)	87,970
						1,600	(9)	99,824	3,121	(10)	194,719
K. Loring	29,900	0		49.04	8/12/2024
	11,000	0		38.36	8/11/2025
	9,075	3,025	(1)	48.19	8/11/2026
	4,000	4,000	(2)	54.90	8/10/2027
	1,550	4,650	(3)	74.55	8/9/2028
	0	9,300	(4)	53.87	8/13/2029
						1,500	(5)	93,585	3,308	(6)	206,386
						1,300	(7)	81,107	1,587	(8)	99,013
						1,700	(9)	106,063	3,305	(10)	206,199

38	Applied Industrial Technologies 2020 Proxy Statement

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(1)	These SARs vested on August 11, 2020.
(2)	Half of these SARs vested on August 10, 2020. The remaining SARs vest on August 10, 2021.
(3)	One third of these SARs vested on August 9, 2020. The remaining SARs vest in equal increments on August 9, 2021 and 2022.
(4)	One quarter of these SARs vested on August 13, 2020. The remaining SARs vest in equal increments on August 13, 2021, 2022, and 2023.
(5)	These RSUs vested on August 10, 2020.
(6)

These awards are the 2018-2020 performance shares described in the Compensation Discussion and Analysis at page 31. The performance period ended on June 30, 2020, and performance for the final year was certified on August 11, 2020.

(7)	These RSUs vest on August 9, 2021.
(8)

These awards are the 2019-2021 performance shares described in the Compensation Discussion and Analysis at pages 30-31. The performance period ends on June 30, 2021. The amounts shown include performance shares banked for 2019 and 2020, and targeted for 2021.

(9)	These RSUs vest on August 13, 2022.
(10)

These awards are the 2020-2022 performance shares described in the Compensation Discussion and Analysis at pages 29-30. The performance period ends on June 30, 2022. The amounts shown include performance shares banked for 2020 and targeted for 2021 and 2022.

Option Exercises and Stock Vested — Fiscal Year 2020

The following table shows the value realized in 2020 by the NEOs on the exercise of SARs and the vesting of RSUs and banked performance shares.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

N. Schrimsher	0	0	44,821	2,430,089

D. Wells	0	0	1,486	89,323

F. Bauer	0	0	8,232	446,251

W. Hoffner	21,375	851,135	5,521	299,327

K. Loring	0	0	7,529	408,233

Nonqualified Deferred Compensation

Applied maintains two nonqualified, unfunded defined contribution plans for key employees, including executive officers. Eligibility is limited to highly compensated or select management employees whose benefits under the Retirement Savings Plan (“RSP”) are subject to certain Code limitations.

Key Executive Restoration Plan (“KERP”)

The KERP is an unfunded, nonqualified deferred compensation plan. To participate, an executive must be designated by the Committee or the Board. Applied credits a bookkeeping account for each participant with an amount equal to (i) 6.25% (unless the Committee or the Board specifies a different percentage) of the participant’s base salary and annual actual cash incentive pay minus (ii) the amount of company contributions credited to the participant under the RSP for the calendar year.

To be eligible for KERP account credits, participants must elect to make 401(k) contributions under the RSP of either 6% of compensation or the applicable Code contribution limit and must be employed on the last day of a year or have retired, died, or become disabled during the year. Unless otherwise determined by the Committee or the Board, credits to a participant’s account vest based on years of service with Applied, 25% per year. In addition, a participant will be 100% vested in the event of attainment of age 65, death, disability, or certain separations from service within one year after a change in control (as defined in the KERP).

Account balances are deemed invested in mutual funds the participant selects from among diverse investment options.

Each NEO participates in the KERP. The Committee has set Mr. Schrimsher’s account credit percentage at 10%.

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Executive Compensation

Supplemental Defined Contribution Plan

The Supplemental Defined Contribution Plan permits highly compensated employees to defer a portion of their compensation that cannot be deferred under the RSP due to Code limitations. Applied does not contribute to the plan.

Participants are always vested in their deferrals. Account balances are deemed invested in mutual funds the participant selects from a menu of diverse investment options.

Participants may receive distributions in a lump sum or in installments, as specified in the deferral election form. Acceleration of distributions is prohibited and a distribution change must comply with Code section 409A.

Messrs. Schrimsher, Wells, Bauer, and Loring have plan accounts and made deferrals into the plan in 2020.

Nonqualified Deferred Compensation — Fiscal Year 2020

The following table presents contributions, earnings, distributions, and balance information for the NEOs’ Key Executive Restoration Plan and Supplemental Defined Contribution Plan accounts for 2020.

Name and Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings (Losses) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

N. Schrimsher
Key Executive Restoration Plan	0	139,809	(71,808)	0	1,433,869
Supplemental Defined Contribution Plan	244,969	0	148,648	0	2,999,119

D. Wells
Key Executive Restoration Plan	0	29,426	1,558	0	93,210
Supplemental Defined Contribution Plan	42,020	0	15,001	0	149,067

F. Bauer
Key Executive Restoration Plan	0	25,979	5,770	0	273,575
Supplemental Defined Contribution Plan	77,016	0	10,255	0	352,568

W. Hoffner
Key Executive Restoration Plan	0	25,635	1,811	0	123,726

K. Loring
Key Executive Restoration Plan	0	21,543	3,159	0	154,519
Supplemental Defined Contribution Plan	34,055	0	3,975	0	100,133

(1)

Key Executive Restoration Plan credits are shown net of withholding for certain taxes. The gross amounts are shown as a component of “All Other Compensation” in note (5) to the Summary Compensation Table on page 36.

Pension Plans

The Supplemental Executive Retirement Benefits Plan (the “SERP”), a nonqualified defined benefit plan, provides supplemental retirement benefits to executive officers the Committee designated as participants more than a decade ago. In 2012, the Committee froze participation in the SERP and stopped the accrual of additional plan benefits (by virtue of years of service and compensation levels). Mr. Bauer is the only remaining active participant.

The SERP’s principal features follow:

Retirement Benefits. The annual normal retirement benefit, calculated in a single life annuity form, is 45% of a participant’s average base salary and annual incentive pay for the highest three calendar years during the last 10 years of service prior to calendar 2012. To receive a normal retirement benefit, a participant must separate from service at or after age 65. To receive an early retirement benefit prior to attainment of age 65, a participant must separate from service after reaching age 55 and completing at least 10 years’ service with Applied, of which at least five were as an executive officer. Mr. Bauer has the requisite service but is 54 years old and not yet eligible for early retirement.

Early retirement benefits are reduced by 5% for each year that the commencement of benefits precedes age 65.

Disability Benefits. If a participant becomes disabled, the participant will receive a monthly SERP disability benefit until the earlier of age 65 or death. The monthly benefit, when added to other long-term disability benefits under

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Applied programs, will equal 1/12th of 60% of the average of the participant’s highest three calendar years of base salary plus annual incentive pay during the last 10 years of service prior to calendar 2012.

Deferred Vested Benefits. Deferred vested benefits are paid at age 65 to a participant who separates from service for reasons other than cause or disability prior to age 55 with at least 10 years’ service, including at least five as an executive officer. The benefits equal 25% of the participant’s accrued normal retirement benefit.

Payment Forms. Normal and early retirement benefits are paid as designated by the participant. Deferred vested benefits are payable in three substantially equal annual installments following attainment of age 65.

Death Benefits. If a participant dies before receiving a SERP benefit, the participant’s designated beneficiary will receive the present value of the accrued benefit in a lump sum or installments, as the participant elects in advance.

Noncompetition. Except if a change in control occurs, payment of SERP benefits is conditioned on the participant not competing with Applied.

Pension Benefits — Fiscal 2020 Year-End

The following table shows the present value of accumulated benefits payable to the NEOs under the SERP.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2) (3)	Payments during Last Fiscal Year ($)
N. Schrimsher	—	—	—	—
D. Wells	—	—	—	—
F. Bauer	SERP	19.3	3,894,516	0
W. Hoffner	—	—	—	—
K. Loring	—	—	—	—

(1)	In 2012, the Committee stopped the accrual of additional plan benefits by virtue of years of service and compensation levels.

(2)

This figure reflects the estimated present value of the annual pension benefit accrued through June 30, 2020, and payable at age 65. The plan’s actuary used the following key assumptions to determine the present value:

●	A discount rate of 1.50%, the FASB ASC 715 discount rate as of June 30, 2020,
●

The Pension Protection Act 2020 Optional Combined Unisex Mortality Table and a three-segment interest rate structure in effect for January 2020 with 1.91% for the first five years, 2.93% for the next 15 years, and 3.54% thereafter, and

●	No probability of termination, retirement, death, or disability before normal retirement age.

Actual payments after retirement are determined based on the Code section 417(e) interest rate and mortality table in effect at that time, along with the participant’s age.

(3)	SERP benefits are not subject to deductions for Social Security benefits or other material offset amounts. Mr. Bauer has not attained 55 years of age but is eligible for deferred vested benefits.

Potential Payments upon Termination or Change in Control

The summaries and tables in this section describe compensation and benefits that would have been payable to the NEOs at June 30, 2020, if, as of that date, there had occurred

●	A termination of the executive’s employment with Applied prior to a change in control,

●	A termination of employment due to death, disability, or retirement,

●	A change in control of Applied, or

●	A termination of employment following a change in control.

Compensation and benefits earned or accrued prior to the event, and not contingent on the event’s occurrence, are not included in the summaries or tables.

Payments in the Event of a Termination

Except for Mr. Schrimsher, Applied does not have a formal severance arrangement that provides payments to the NEOs if termination of employment occurs (other than in the circumstance of a change in control or because of death,

Applied Industrial Technologies 2020 Proxy Statement	41

Executive Compensation

disability, or retirement). The Board of Directors and its Executive Organization & Compensation Committee retain discretion to determine severance benefits, if any, to be offered.

Upon his hire, Applied and Mr. Schrimsher entered into an executive severance agreement providing that, if his service with Applied were terminated within a year of the agreement effective date by Applied “without cause” or by him “for good cause,” he would be entitled to severance in an amount equal to his base salary plus target annual incentive pay for a period running from his termination date to the second anniversary of the agreement effective date. He would not, however, be entitled to payment under the executive severance agreement if he received payment under his change in control agreement. The executive severance agreement automatically renews annually (as it did in October 2019) unless Applied elects not to renew it prior to expiration of the then-current term.

Regardless of reason, if an NEO’s employment terminates (other than in the circumstance of a change in control or because of death, disability or retirement) prior to the end of a vesting or performance period, then the following shall occur:

•	Awards under an annual cash incentive plan are forfeited, except as noted above under Mr. Schrimsher’s executive severance agreement.

•	Performance shares, RSUs, and unvested SARs are forfeited.

•	Unvested KERP account balances are forfeited.

•	Accrued SERP benefits are forfeited if the participant separates from service prior to becoming eligible for normal, early, or deferred vested retirement benefits.

•	The accrual of other compensation and benefits under Applied’s qualified and nonqualified benefit plans will cease.

Payments in the Event of Death, Disability, or Retirement

If an NEO’s employment terminates because of death, disability, or retirement (other than following a change in control), then the following shall occur:

•

Awards under an annual cash incentive plan are payable pro rata at the end of the performance period based on the portion of the period during which the executive worked and the actual achievement of performance targets.

•	Performance shares are payable at the end of the performance period based on the portion of the period during which the executive worked and tied to actual performance.

•	RSUs are payable pro rata, pegged to the portion of the three-year term during which the executive worked.

•	SARs that have not yet vested will vest, but the term for the outstanding SARs is truncated to three years.

•

Unvested KERP account balances vest in the event of death, disability, or attainment of age 65. Accounts are also credited for the portion of the calendar year worked in the event of death, disability, or retirement after attaining age 55 with at least ten years of service.

•	SERP benefits payable on death, separation from service, or termination due to disability are more fully described in “Pension Plans.”

•

Upon retirement after attaining age 55 with at least ten years of service or termination due to disability after reaching age 55, Applied provides continuation health care coverage, at the active employee premium rate, for the 18-month COBRA period. In addition, when the retiree attains age 65, Applied provides Medicare supplement coverage through a third-party policy. Individuals first elected as executive officers after 2012 are not eligible for the benefits.

•	The accrual of other compensation and benefits under Applied’s qualified and nonqualified benefit plans will cease.

Payments in the Event of a Change in Control

Change in Control Agreements. The company’s only change in control agreements are with Messrs. Schrimsher, Wells, Bauer, and Loring. Agreements entered into after 2011 include terms that are more restrictive.

42	Applied Industrial Technologies 2020 Proxy Statement

Executive Compensation

The agreements obligate Applied to provide severance benefits to an executive officer who incurs a separation from service effected either by the officer for “good reason” or by Applied “without cause” if the separation occurs within two years (three years in the oldest agreement, with Mr. Bauer) after a change in control. The executive officer, in turn, is required not to compete with Applied for three years following the separation (one year for Mr. Bauer) and to hold in confidence Applied confidential information and trade secrets.

No compensation or benefits are payable under a change in control agreement on termination of the executive’s employment prior to a change in control, or following a change in control if the executive’s employment is terminated by Applied for cause or by reason of death, disability, or retirement.

The compensation and principal benefits to be provided under the outstanding agreements with the NEOs follow:

•

A lump sum severance payment equal to three times (one and one-half times for Messrs. Wells and Loring) the aggregate amount of the executive’s annual base salary and target annual incentive pay, reduced proportionately if the officer would reach age 65 within three years after termination (Mr. Schrimsher’s agreement also entitles him to a prorated target annual incentive payment for the year in which termination occurs),

•

A cash payment for vested, unexercised SARs, equal to the difference between the exercise price and the higher of (i) the mean of the high and low trading prices on the NYSE on the termination date, and (ii) the highest price paid for Applied common stock in connection with the change in control,

•

Continued participation in certain employee benefit plans, programs, and arrangements, or equivalent benefits for three years (one and one-half years for Messrs. Wells and Loring) after termination at the levels in effect immediately before termination,

•	Outplacement services, and

•

In the oldest agreement, with Mr. Bauer, an additional payment in an amount sufficient, after payment of taxes on the additional payment, to pay any required “parachute” excise tax. This gross-up is not included in the agreements entered into subsequent to 2011, with Messrs. Schrimsher, Wells, and Loring; instead, the agreements provide that if the executive’s change in control payment would be subject to the excise tax, then the payment will be reduced as necessary to avoid application of the excise tax.

“Change in control” is generally defined as follows:

•

A merger of Applied with another entity or a sale of substantially all of Applied’s assets to a third party, following which Applied’s shareholders prior to the transaction hold less than a majority of the combined voting power of the merged entities or asset acquirer,

•	Acquisition of beneficial ownership by a person of 30% or more (20% or more in Mr. Bauer’s agreement) of Applied’s then-outstanding common stock, or

•

One half or more (one quarter or more in Mr. Bauer’s agreement) of the members of the Board of Directors being persons other than (i) directors who were in office on the agreement date, or (ii) directors who are elected after such date and whose nomination or election is approved by two-thirds of directors then in office or their successors approved by that proportion.

“Good reason” means the following:

•	Diminution of position or assigned duties, excluding an isolated, insubstantial, and inadvertent action not taken in bad faith,

•	Reduction of compensation, incentive compensation potential, or benefits following a change in control, other than an isolated, insubstantial, and inadvertent failure not occurring in bad faith,

•	Applied requiring the executive to change principal place of employment or to travel to a greater extent than required immediately prior to a change in control, or

•	Failure of a successor to Applied to assume Applied’s obligations under the agreement.

Applied may modify or terminate its obligations under the agreements prior to a change in control so long as the modification or termination is not made in anticipation of or in connection with a change in control.

Applied Industrial Technologies 2020 Proxy Statement	43

Executive Compensation

2019 Long-Term Performance Plan. The 2019 Long-Term Performance Plan and its predecessor, the 2015 Long-Term Performance Plan, provide that if an executive officer incurs a separation from service effected either by Applied without “cause” or by the officer for “good reason” (as each term is defined in the plan) within one year following a change in control, then unvested SARs become exercisable and awards under a cash incentive plan become earned at the target amount. In addition, under the same circumstances, pursuant to the award terms and conditions, RSUs will vest in full, and performance shares will be payable at the target amount on a pro rata basis pegged to the timing of the separation in the three-year performance period. These provisions may be excluded in specific award terms and conditions.

Key Executive Restoration Plan. If a KERP participant incurs a separation from service effected either by Applied without “cause” or by the participant for “good reason” within one year after a change in control, unvested balances in the participant’s account will vest.

Supplemental Executive Retirement Benefits Plan. If a SERP participant incurs a separation from service effected either by Applied without “cause” or by the participant for “good reason” within two years after a change in control, or is receiving, or is eligible to receive, a retirement benefit when the change in control occurs, the participant will receive the benefit’s actuarial equivalent in a lump sum. In addition, if such a separation occurs following a change in control, a participant under age 55 will be credited with additional years of age equal to the difference between the participant’s age and 55.

Quantitative Disclosure. The following tables assume a termination or change in control occurred on June 30, 2020, the last day of our fiscal year, and Applied’s stock price for all calculations is $62.39, the closing price on the NYSE on the last trading day of the fiscal year. The tables include amounts earned through that time and estimates of amounts that would be paid on the occurrence of the events shown. The actual amounts can be determined only at the time of the event. The amounts shown do not include benefits and payments that are generally available to salaried employees on a nondiscriminatory basis. Also, as noted above, compensation and benefits earned by an executive prior to an event, and not contingent on the event’s occurrence, are not reflected in the tables.

44	Applied Industrial Technologies 2020 Proxy Statement

Executive Compensation

Neil A. Schrimsher, President & Chief Executive Officer

Benefits and Payments	Termination (No Change in Control) ($)	Normal Retirement ($) (1)	Early Retirement ($) (2)	Termination for Cause Following Change in Control ($)	Termination Without Cause or for Good Reason Following Change in Control ($)	Change in Control (No Termination) ($)	Death ($)	Termination due to Disability ($)

Base Salary	1,171,224	0	0	0	2,700,000	0	0	0

Management Incentive Plan	1,229,785	0	0	0	2,835,000	0	0	0

Performance Shares	0	0	0	0	2,126,126	0	2,126,126	2,126,126

SARs	0	0	0	0	964,788	0	964,788	964,788

RSUs	0	0	0	0	1,852,983	0	1,140,262	1,140,262

KERP (3)	0	0	0	0	0	0	73,468	73,468
Health Care Benefits	0	0	0	0	79,957	0	0	0
Life/Disability Insurance Proceeds (4)	0	0	0	0	0	0	300,000		*

Outplacement Services	0	0	0	0	20,000	0	0	0

Total	2,401,009	0	0	0	10,578,854	0	4,604,644	4,304,644	*

(1)	“Normal retirement” under Applied’s plans is separation from service after attainment of age 65. Mr. Schrimsher is age 56 and therefore ineligible for normal retirement.

(2)

Mr. Schrimsher is ineligible for “early retirement” under Applied’s plans because he has less than 10 years of service; early retirement is defined as separation from service after attainment of age 55 with at least 10 years of service.

(3)	KERP estimates are based on value of company account credit for preceding calendar year.

(4)	Proceeds are payable from third-party insurance policies.

*

Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000.

Applied Industrial Technologies 2020 Proxy Statement	45

Executive Compensation

David K. Wells, Vice President – Chief Financial Officer & Treasurer

Benefits and Payments	Termination (No Change in Control) ($)	Normal Retirement ($) (1)	Early Retirement ($) (2)	Termination for Cause Following Change in Control ($)	Termination Without Cause or for Good Reason Following Change in Control ($)	Change in Control (No Termination) ($)	Death ($)	Termination due to Disability ($)

Base Salary	0	0	0	0	660,000	0	0	0

Management Incentive Plan	0	0	0	0	429,000	0	0	0

Performance Shares	0	0	0	0	362,486	0	362,486	362,486

SARs	0	0	0	0	133,286	0	133,286	133,286

RSUs	0	0	0	0	336,906	0	203,524	203,524

KERP (3)	0	0	0	0	23,303	0	38,741	38,741

Health Care Benefits	0	0	0	0	19,964	0	0	0
Life/Disability Insurance Proceeds (4)	0	0	0	0	0	0	300,000		*

Outplacement Services	0	0	0	0	20,000	0	0	0

Total	0	0	0	0	1,984,945	0	1,038,037	738,037	*

(1)	“Normal retirement” under Applied’s plans is separation from service after attainment of age 65. Mr. Wells is age 58 and therefore ineligible for normal retirement.

(2)

Mr. Wells is ineligible for “early retirement” under Applied’s plans because he has less than 10 years of service; early retirement is defined as separation from service after attainment of age 55 with at least 10 years of service.

(3)	KERP estimates for death and disability columns include current year component based on value of company account credit for preceding calendar year.

(4)	Proceeds are payable from third-party insurance policies.

*

Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000.

46	Applied Industrial Technologies 2020 Proxy Statement

Executive Compensation

Fred D. Bauer, Vice President – General Counsel & Secretary

Benefits and Payments	Termination (No Change in Control) ($)	Normal Retirement ($) (1)	Early Retirement ($) (2)	Termination for Cause Following Change in Control ($)	Termination Without Cause or for Good Reason Following Change in Control ($)	Change in Control (No Termination) ($)	Death ($)	Termination due to Disability ($)

Base Salary	0	0	0	0	1,260,000	0	0	0

Management Incentive Plan	0	0	0	0	693,000	0	0	0

Performance Shares	0	0	0	0	333,475	0	333,475	333,475

SARs	0	0	0	0	162,938	0	162,938	162,938

RSUs	0	0	0	0	299,472	0	184,153	184,153

KERP (3)	0	0	0	0	0	0	13,908	13,908

SERP (4)	0	0	0	0	1,830,284	0	2,058,776	2,990,763	*
Health Care and Welfare Benefits (5)	0	0	0	0	57,591	0	0	0
Life/Disability Insurance Proceeds (6)	0	0	0	0	0	0	300,000		*

Outplacement Services	0	0	0	0	20,000	0	0	0

Excise Tax Gross-Up	0	0	0	0	1,561,983	0	0	0

Total	0	0	0	0	6,218,743	0	3,053,250	3,685,237	*

(1)	“Normal retirement” under Applied’s plans is separation from service after attainment of age 65. Mr. Bauer is age 54 and therefore ineligible for normal retirement.

(2)

Mr. Bauer is ineligible for “early retirement” under Applied’s plans because he is only age 54; early retirement is defined as separation from service after attainment of age 55 with at least 10 years of service.

(3)	KERP estimates are based on value of company account credit for preceding calendar year.

(4)

Calculation of post-termination SERP benefits assumes the executive would receive benefits in the installment payment form at the earliest date he would be eligible. To calculate the estimated present value of the installments, a 1.50% discount rate and the three-segment interest rate structure in effect for January 2020 under Code section 417(e), with 1.91% for the first five years, 2.93% for the next 15 years, and 3.54% thereafter, is used. In determining the value of SERP disability benefits, the Pri-2012 disability table for males without collar adjustment, with fully generational mortality improvement projection using scale MP-2019, is used for post-retirement mortality. A 1.50% interest rate is used for temporary annuity payments under the disability benefit provisions.

(5)	Includes health care benefits and accidental death and dismemberment insurance.

(6)	Proceeds are payable from third-party insurance policies and the SERP.

*

Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000. In addition, the SERP provides a monthly disability benefit to participants, which, when added to amounts payable under the basic and supplemental LTD programs, equals 1/12th of 60% of the average of the highest three of the last 10 calendar years of total compensation (base salary plus annual incentive).

Applied Industrial Technologies 2020 Proxy Statement	47

Executive Compensation

Warren E. Hoffner, Vice President, General Manager – Fluid Power & Flow Control

Benefits and Payments	Termination (No Change in Control) ($)	Normal Retirement ($) (1)	Early Retirement ($)	Termination for Cause Following Change in Control ($)	Termination Without Cause or for Good Reason Following Change in Control ($)	Change in Control (No Termination) ($)	Death ($)	Termination due to Disability ($)

Base Salary	0	0	0	0	0	0	0	0

Management Incentive Plan	0	0	0	0	0	0	0	0

Performance Shares	0	0	251,182	0	0	0	251,182	251,182

SARs	0	0	128,583	0	0	0	128,583	128,583
RSUs	0	0	138,659	0	0	0	138,659	138,659
KERP (2)	0	0	13,126	0	0	0	13,126	13,126

Life/Disability Insurance Proceeds (3)	0	0	0	0	0	0	300,000		*

Total	0	0	531,550	0	0	0	831,550	531,550	*

(1)	“Normal retirement” under Applied’s plans is separation from service after attainment of age 65. Mr. Hoffner is age 60 and therefore ineligible for normal retirement.

(2)	KERP estimates are based on value of company account credit for preceding calendar year.

(3)	Proceeds are payable from third-party insurance policies.

*

Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000.

48	Applied Industrial Technologies 2020 Proxy Statement

Executive Compensation

Kurt W. Loring, Vice President – Chief Human Resources Officer

Benefits and Payments	Termination (No Change in Control) ($)	Normal Retirement ($) (1)	Early Retirement ($) (2)	Termination for Cause Following Change in Control ($)	Termination Without Cause or for Good Reason Following Change in Control ($)	Change in Control (No Termination) ($)	Death ($)	Termination due to Disability ($)

Base Salary	0	0	0	0	540,000	0	0	0

Management Incentive Plan	0	0	0	0	297,000	0	0	0

Performance Shares	0	0	0	0	305,711	0	305,711	305,711

SARs	0	0	0	0	152,151	0	152,151	152,151

RSUs	0	0	0	0	280,755	0	172,381	172,381

KERP (3)	0	0	0	0	0	0	11,321	11,321
Health Care Benefits	0	0	0	0	28,728	0	0	0
Life/Disability Insurance Proceeds (4)	0	0	0	0	0	0	300,000	*

Outplacement Services	0	0	0	0	20,000	0	0	0

Total	0	0	0	0	1,624,345	0	941,564	641,564	*

(1)	“Normal retirement” under Applied’s plans is separation from service after attainment of age 65. Mr. Loring is age 51 and therefore ineligible for normal retirement.

(2)

Mr. Loring is ineligible for “early retirement” under Applied’s plans because he is only age 51; early retirement is defined as separation from service after attainment of age 55 with at least 10 years of service.

(3)	KERP estimates are based on value of company account credit for preceding calendar year.

(4)	Proceeds are payable from third-party insurance policies.

*

Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000.

Applied Industrial Technologies 2020 Proxy Statement	49

Executive Compensation

CEO Pay Ratio Disclosure

As permitted by SEC rule, for the fiscal 2020 pay ratio analysis we maintained the same median associate we identified in fiscal 2019 using a consistently applied compensation measure of total cash pay. We do not believe that our associate population or compensation arrangements have changed in a manner that would significantly impact our pay ratio disclosure. Further, the median associate has continued in the same position and maintained similar benefits in 2020.

We calculated total compensation for the median associate and the CEO for fiscal 2020 based on the compensation elements required for inclusion in the Summary Compensation Table on page 35, with the exception of also incorporating the estimated company cost of certain Applied-provided basic health and welfare benefits. As a result, the CEO’s total compensation for purposes of this calculation differs from that described in the Summary Compensation Table by the amount of these benefits.

The median associate’s estimated total compensation for 2020 was $75,276 (including estimated health and welfare benefits of $17,809) and the CEO’s total compensation for purposes of the ratio was $4,735,115. The ratio of CEO pay to median associate pay is 63:1.

We believe the pay ratio disclosed above is a reasonable estimate calculated in accordance with SEC rules, based on our records and the method described above. The rules for identifying the median employee and calculating the pay ratio allow companies to use a variety of methods and apply various assumptions, which may result in significant differences in the results reported. Accordingly, the pay ratios reported by other companies may not be comparable to the pay ratio we report above.

COMPENSATION COMMITTEE REPORT

The Executive Organization & Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on the review and discussions, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the annual report on Form 10-K for the fiscal year ended June 30, 2020.

EXECUTIVE ORGANIZATION & COMPENSATION COMMITTEE

Peter A. Dorsman, Chair

Robert J. Pagano, Jr.

Vincent K. Petrella

Joe A. Raver

Peter C. Wallace

50	Applied Industrial Technologies 2020 Proxy Statement

Vote to Approve Executive Compensation

ITEM 2: ADVISORY (NONBINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

We believe our corporate governance policies, including our executive compensation program, should be responsive to shareholder concerns. This belief is reflected in a nonbinding, advisory vote that provides shareholders the opportunity to approve the NEOs’ compensation as disclosed in our proxy statement, including, among other things, our executive compensation objectives, policies, and practices. We hold this vote annually, which was our shareholders’ preference as expressed at the 2017 annual meeting.

The vote is intended to solicit an overall assessment of our program rather than to focus on specific compensation items. The Board of Directors and its Executive Organization & Compensation Committee value shareholder opinion and take the vote’s outcome into account when considering executive compensation arrangements. However, because the vote is advisory, it will not directly affect existing compensation awards. We are pleased to have earned the shareholders’ approval in 2019, with 97% of the shares cast voting in favor, indicating strong support for our program.

As discussed in the “Compensation Discussion and Analysis” section, above, Applied’s executive compensation program aims to attract, retain, and motivate executives to maximize long-term shareholder return. The program uses a variety of elements including base salary, annual incentives, and long-term incentives in the form of performance shares to reward sustained financial results, SARs to reward stock price appreciation, and RSUs tied to service to help retain executives. Overall, the company targets pay to be in the range of market median levels.

In voting on our compensation program, please consider the following:

Our program has a pay-for-performance orientation.

•	The program aims to pay above median levels only for results that exceed target goals or because of growth in Applied’s stock price.

•	Compensation tied to incentives made up a majority of the 2020 targeted pay of our NEOs.

•	Approximately half (55% for Mr. Schrimsher) of the value of long-term incentives awarded to NEOs in 2020 is tied to achievement of performance goals.

•	Incentive pay tied to financial results can range from 0% to 200% of target award levels, to motivate executives to exceed target goals and to penalize them for falling short.

•

Annual incentive pay includes a component based on the Executive Organization & Compensation Committee’s subjective evaluation of a participant’s individual performance during the year, taking into account performance relative to strategic objectives.

The program is aligned with long-term value creation and shareholders’ interests.

•	Long-term incentives awarded in 2020 accounted for 38% to 61% of the NEOs’ targeted pay.

•	All long-term incentives are equity-based; their ultimate value depends on the value of our stock.

•	RSU awards have three-year cliff vesting, which we believe is more demanding than typical market practice.

•	Until executives achieve their stock ownership guidelines, they are required to retain net shares received as a result of the exercise of SARs or the vesting of RSUs or performance shares.

•	We prohibit executives from hedging their company shareholdings.

Applied’s executive benefits program is aligned with shareholders’ interests and best practices.

•

In 2012, the Executive Organization & Compensation Committee froze participation in a defined benefit SERP and stopped accruing additional benefits, by virtue of years of service and compensation levels, for existing participants. A more modest defined contribution plan was adopted as a replacement.

Applied Industrial Technologies 2020 Proxy Statement	51

Vote to Approve Executive Compensation

•

Our NEOs are not provided perquisites such as company automobiles or allowances, country club memberships, financial planning and tax return preparation services, and annual physical examinations. In 2013, the committee closed the retiree health care program to new executive officers.

•

The company has change in control agreements with four executive officers. The agreements have “double triggers,” meaning they provide benefits only if employment is terminated under certain circumstances following a change in control, as described in “Potential Payments upon Termination or Change in Control” beginning on page 42. This double trigger also applies to the vesting of unvested equity awards. Agreements entered into subsequent to 2011, including Mr. Schrimsher’s, do not include a gross-up for excise taxes.

Applied has adopted best practices to govern the program and to mitigate risk taking.

•	The Board holds an annual shareholder advisory vote to approve Applied’s executive compensation, aligned with our shareholders’ preference.

•

The Executive Organization & Compensation Committee uses an independent outside specialist adviser that provided no other services to Applied during the year. The committee annually assesses the independence of the adviser’s representative.

•	The committee regularly holds sessions dedicated to updates on current and evolving trends in executive compensation.

•	Analytical tools such as tally sheets and share retention analyses keep the committee abreast of executives’ total compensation and equity holdings.

•	The committee maintains consistency in the time of year it grants equity awards.

•	Applied’s incentive plans have limits on payouts or shares that can be earned.

•	Applied includes clawback provisions in its incentive award terms.

We believe our program has been effective, consistent with its primary objectives, as demonstrated when one examines the program’s alignment with Applied’s recent financial results.

In 2020, financial performance was mixed amid the sharp economic downturn that arose out of the COVID-19 pandemic and the responsive actions of governmental authorities and businesses. The NEOs earned annual incentive pay at an average of 100.2% of their individual target values. 2020 earnings under the three-year performance share programs were 75.4%, 0%, and 56.2% of target shares, respectively.

As cost control and cash generation were prioritized in the challenging economic environment, management temporarily reduced its base salaries beginning in mid-April and continuing into fiscal 2021, with Mr. Schrimsher’s reduced by 20%; the Executive Organization & Compensation Committee ratified the reductions.

Total shareholder return, considering the change in our stock price and reinvested dividends, rose 4% for the year.

The Board asks that, after considering the information above, the “Compensation Discussion and Analysis,” and the compensation tables and related narrative discussion, you vote for the following advisory resolution:

RESOLVED, that Applied’s shareholders hereby approve, on an advisory, nonbinding basis, the compensation paid to Applied’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables, and narrative discussion in this proxy statement.

This advisory resolution will be approved if it receives the affirmative vote of a majority of shares cast. Abstentions and broker non-votes will not affect the outcome. Except for broker non-votes, if no voting specification is made on a properly returned and signed proxy card, the proxies named on the proxy card will vote for this resolution. The Board and its Executive Organization & Compensation Committee will review the voting results and consider them in making future executive compensation decisions.

The Board of Directors recommends you vote FOR this proposal approving the compensation paid to Applied’s named executive officers.

52	Applied Industrial Technologies 2020 Proxy Statement

Vote to Ratify Appointment of Independent Auditors

ITEM 3: VOTE TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

Subject to shareholder ratification, the Audit Committee has appointed Deloitte & Touche LLP to serve as independent auditors for the fiscal year ending June 30, 2021. The committee made the appointment after evaluating the firm and its performance. Deloitte has confirmed it is not aware of any relationship between the firm (and its affiliates) and Applied that may reasonably be thought to bear on its independence.

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their related entities billed the following fees, including expenses, to Applied for fiscal years 2020 and 2019:

Type of Fees	Fiscal 2020 ($)	Fiscal 2019 ($)

Audit Fees	1,932,700	1,872,700

Audit-Related Fees	40,300	15,100

Tax Fees	356,200	518,900

All Other Fees	5,000	6,000

Audit-Related Fees in 2020 and 2019 included amounts for debt compliance reports and other agreed on procedures.

Tax Fees in 2020 were for tax compliance and return preparation ($225,400) and consulting ($130,800) and in 2019 were for tax compliance and return preparation ($150,000) and consulting ($368,900).

All Other Fees in 2020 and 2019 reflect charges for an annual subscription to an accounting research tool.

The Audit Committee pre-approves services performed by the independent auditors in an effort to ensure that the provision of the services does not impair the auditors’ independence. If a type of service to be provided is not included in the committee’s general pre-approval, then it requires specific pre-approval. In addition, services exceeding pre-approved cost levels require additional committee approval. The committee has delegated pre-approval authority to its chair, provided that the committee reviews the chair’s action at its next regular meeting. The committee also reviews, at each regular meeting, reports summarizing services provided by the auditors.

Unless otherwise indicated, the accompanying proxy will be voted to ratify Deloitte’s appointment. Ratification requires the affirmative vote of a majority of shares cast at the meeting. If Deloitte withdraws or otherwise becomes unavailable for reasons not currently known, the proxies will vote for other independent auditors, as they deem appropriate.

We expect a Deloitte representative to attend the meeting and be available to respond to appropriate questions.

The Board of Directors recommends you vote FOR ratifying the appointment of the independent auditors.

Applied Industrial Technologies 2020 Proxy Statement	53

Audit Committee Report

AUDIT COMMITTEE REPORT

The Audit Committee is composed solely of independent directors, as determined by the Board according to applicable laws and SEC and NYSE rules, and operates under a written charter. The charter is posted via hyperlink from the investor relations area of Applied’s website at www.applied.com. The committee’s responsibilities are summarized at page 13 of this proxy statement.

In performing its responsibilities relating to the audit of Applied’s consolidated financial statements for the fiscal year ended June 30, 2020, the committee reviewed and discussed the audited financial statements with management and Applied’s independent auditors, Deloitte & Touche LLP. The committee also discussed with the independent auditors the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees.

The independent auditors also provided to the committee the letter and written disclosures required by applicable PCAOB requirements regarding the independent accountant’s communications with the audit committee concerning independence. The committee discussed with Deloitte their independence and considered whether their provision of non-audit services to Applied is compatible with maintaining their independence.

Based on the reviews and discussions described above, the committee recommended to the Board that the audited financial statements be included in Applied’s 2020 annual report on Form 10-K for filing with the SEC.

AUDIT COMMITTEE

Vincent K. Petrella, Chair

Madhuri A. Andrews

Mary Dean Hall

Dan P. Komnenovich

Robert J. Pagano, Jr.

54	Applied Industrial Technologies 2020 Proxy Statement

Other

DELINQUENT SECTION 16(a) REPORTS

Applied’s officers and directors, and persons who beneficially own more than 10% of Applied’s stock, must file initial reports of ownership and reports of changes in ownership with the SEC and furnish copies to Applied.

Based solely on a review of forms filed in the SEC’s EDGAR database and written representations from officers and directors, we believe that during the fiscal year ended June 30, 2020, all filing requirements were satisfied on a timely basis.

SHAREHOLDER PROPOSALS AND NOMINEE SUBMISSIONS FOR 2021 ANNUAL MEETING

Shareholders’ proposals for inclusion in our 2021 annual meeting proxy statement must be received by Applied’s Secretary at 1 Applied Plaza, Cleveland, Ohio 44115, no later than May 15, 2021. Under Ohio law, only proposals included in the meeting notice may be raised at a meeting of shareholders. Accordingly, to nominate a director candidate or bring other business from the floor of the 2021 annual meeting, you must notify the Secretary in writing by August 27, 2021.

HOUSEHOLDING INFORMATION

Only one set of this proxy statement and annual report is being delivered to multiple shareholders sharing an address unless Applied received contrary instructions from one or more of the shareholders.

If a shareholder at a shared address to which a single set of the proxy statement and annual report was delivered wishes to receive a separate copy of either, the shareholder should contact Applied’s registrar, Computershare Trust Company, N.A., by calling 1-800-988-5291 or by writing to Computershare at P.O. Box 505000, Louisville, Kentucky 40233-5000. The shareholder will be delivered, without charge, a separate copy promptly on request.

If shareholders at a shared address currently receiving multiple copies of the proxy statement and annual report wish to receive only a single copy of the documents, they should contact Computershare in the manner described above.

OTHER MATTERS

The Board of Directors does not know of other matters to be presented at the meeting. If other matters requiring a shareholder vote arise, including the question of adjourning the meeting, the persons named on the accompanying proxy card will vote your shares according to their judgment in the interests of Applied.

By order of the Board of Directors,

Fred D. Bauer

Vice President-General Counsel & Secretary

September 11, 2020

Applied Industrial Technologies 2020 Proxy Statement	55

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by October 26, 2020 at 11:59 P.M., local time. (October 22, 2020 for Retirement Savings Plan participants).

Online Go to www.investorvote.com/AIT or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/AIT

2020 Annual Meeting Proxy/Instruction Card

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:									+

	For	Withhold		For	Withhold		For	Withhold
01 - Robert J. Pagano, Jr.	☐	☐	02 - Neil A. Schrimsher	☐	☐	03 - Peter C. Wallace	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Say on Pay - To approve, through a nonbinding advisory vote, the compensation of Applied’s named executive officers.	☐	☐	☐	3.	To ratify the Audit Committee’s appointment of independent auditors.	☐	☐	☐

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

⬛		3 2 A V	+
03B1HB

CONSIDER RECEIVING FUTURE APPLIED INDUSTRIAL TECHNOLOGIES, INC. PROXY MATERIALS VIA THE INTERNET!

Consider receiving future Applied Industrial Technologies, Inc. proxy notifications in electronic form rather than in print form. While voting via the Internet, just provide your e-mail address where indicated and click the box to give your consent. Electronic delivery saves Applied a significant portion of the costs associated with printing and mailing annual meeting materials. If you consent to electronic delivery of meeting materials, you will receive an e-mail with links to all annual meeting materials and to the online proxy voting site for every annual meeting. If you do not consent to electronic delivery, you will continue to receive the proxy notification in the mail.

Accessing the Applied Industrial Technologies, Inc. annual report and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies. The material is available at: www.applied.com/access-proxy

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/AIT

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy/Instruction Card for Applied Industrial Technologies, Inc.	+

Proxy Solicited on Behalf of the Board of Directors

The undersigned appoints Neil A. Schrimsher and David K. Wells, and each of them, as proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Applied Industrial Technologies, Inc., on October 27, 2020, and any adjournments, and to represent and vote the shares which the undersigned is entitled to vote on the following matters as directed on the reverse side.

When properly executed, these instructions will be voted in the manner directed on the reverse side of this card; if you do not provide direction, this proxy will be voted FOR all nominees and FOR Proposals 2 and 3.

NOTICE TO PARTICIPANTS IN THE RETIREMENT SAVINGS PLAN

This card also constitutes voting instructions for participants in the Applied Industrial Technologies, Inc. Retirement Savings Plan. The participant who signs on the reverse side hereby instructs Principal Trust Company, Trustee, to vote all the shares of Applied’s common stock allocated to the participant’s account in the plan and any shares not otherwise directed under the Retirement Savings Plan, at the Annual Meeting of Shareholders. If no voting instructions are provided on a properly executed card, the shares will be voted FOR all nominees and FOR Proposals 2 and 3.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE REVERSE.

SEE REVERSE SIDE

C	Non-Voting Items

Change of Address – Please print new address below.

⬛	+

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

2020 Annual Meeting Proxy/Instruction Card

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	+

	For	Withhold		For	Withhold		For	Withhold
01 - Robert J. Pagano, Jr.	☐	☐	02 - Neil A. Schrimsher	☐	☐	03 - Peter C. Wallace	☐	☐

	For	Against	Abstain		For	Against	Abstain

2. Say on Pay - To approve, through a nonbinding advisory vote, the compensation of Applied’s named executive officers.	☐	☐	☐	3. To ratify the Audit Committee’s appointment of independent auditors.	☐	☐	☐

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/ /

⬛		1 U P X	+
03B1IB

CONSIDER RECEIVING FUTURE APPLIED INDUSTRIAL TECHNOLOGIES, INC. PROXY MATERIALS VIA THE INTERNET!

Consider receiving future Applied Industrial Technologies, Inc. proxy notifications in electronic form rather than in print form. While voting via the Internet, just provide your e-mail address where indicated and click the box to give your consent. Electronic delivery saves Applied a significant portion of the costs associated with printing and mailing annual meeting materials. If you consent to electronic delivery of meeting materials, you will receive an e-mail with links to all annual meeting materials and to the online proxy voting site for every annual meeting. If you do not consent to electronic delivery, you will continue to receive the proxy notification in the mail.

Accessing the Applied Industrial Technologies, Inc. annual report and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies. The material is available at: www.applied.com/access-proxy

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

Proxy/Instruction Card for Applied Industrial Technologies, Inc.

Proxy Solicited on Behalf of the Board of Directors

The undersigned appoints Neil A. Schrimsher and David K. Wells, and each of them, as proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Applied Industrial Technologies, Inc., on October 27, 2020, and any adjournments, and to represent and vote the shares which the undersigned is entitled to vote on the following matters as directed on the reverse side.

When properly executed, these instructions will be voted in the manner directed on the reverse side of this card; if you do not provide direction, this proxy will be voted FOR all nominees and FOR Proposals 2 and 3.

NOTICE TO PARTICIPANTS IN THE RETIREMENT SAVINGS PLAN

This card also constitutes voting instructions for participants in the Applied Industrial Technologies, Inc. Retirement Savings Plan. The participant who signs on the reverse side hereby instructs Principal Trust Company, Trustee, to vote all the shares of Applied’s common stock allocated to the participant’s account in the plan and any shares not otherwise directed under the Retirement Savings Plan, at the Annual Meeting of Shareholders. If no voting instructions are provided on a properly executed card, the shares will be voted FOR all nominees and FOR Proposals 2 and 3.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE